Massachusetts Mutual Life Insurance Company
Home Office:
1295 State Street
Springfield, Massachusetts 01111-0001

Flexible Premium Adjustable Variable Life Insurance Policy

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2003	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2003	INITIAL FACE AMOUNT	$500,000

Dear Policy Owner:

READ YOUR POLICY CAREFULLY. It has been written in readable language to help you understand its terms. We have used examples to explain some of its provisions. These examples do not reflect the actual amounts or status of this policy. As you read through the policy, remember the words “we,” “us,” and “our” refer to Massachusetts Mutual Life Insurance Company.

We will, subject to the terms of this policy, pay the death benefit to the Beneficiary when due proof of the Insured’s death is received at our Administrative Office.

The terms of this policy are contained on this and the following pages. For service and information on this policy, contact the agent who sold the policy, any of our agency offices, or our Administrative Office.

YOU HAVE THE RIGHT TO RETURN THIS POLICY. If you decide not to keep this policy, return it within 10 days after you receive it. It may be returned by delivering or mailing it to our Administrative Office, to any of our agency offices, or to the agent who sold the policy. Then, the policy will be as though it had never been issued. We will promptly refund (a) any premium paid for this policy, plus (b) interest credited to this policy under the Guaranteed Principal Account, plus or minus (c) an amount that reflects the investment experience of the investment divisions of the Separate Account under this policy to the date the policy is received by us, minus (d) any amounts withdrawn and any policy debt.

Signed for Massachusetts Mutual Life Insurance Company.

Sincerely yours,

ABC	ABC
PRESIDENT	SECRETARY

This Policy provides that:    A death benefit is payable when the Insured dies.
    Within specified limits, flexible premiums may be paid during the Insured’s lifetime.
    This policy is participating—Annual dividends may or may not be paid.

The amount of death benefit and the duration of insurance coverage may be fixed or variable as described in Parts 3 and 6.
The variable account value of the policy may increase or decrease in accordance with the experience of the Separate Account. There are no minimum guarantees as to the variable account value.
The fixed account value of the policy earns interest at a rate not less than the minimum described in the Interest On Fixed Account Value provision.

P3—2003	(a303mxrs)

Policy Summary

This Summary briefly describes some of the major policy provisions. Since it does not go into detail, the actual provisions will prevail. See the provisions for full information and any limits that may apply. The “Table Of Contents” shows where the provisions may be found.

This is a variable universal life insurance policy. We will pay a death benefit if the Insured dies while the policy is in force. “In force” means that the insurance has not terminated. “Variable” means that values depend on the investment performance of the Separate Account shown in the Policy Specifications and are not guaranteed as to dollar amount. “Universal life” means that, subject to the limits and conditions stated in the policy, the amount of insurance may be adjusted and flexible premium payments may be made.

Premiums for this policy are flexible. After the first premium has been paid, there is no requirement that any specific amount of premium be paid on any date. Instead, within the limits stated in the policy, any amount may be paid on any date during the lifetime of the Insured.

Premiums are applied to increase the value of this policy. Monthly charges are deducted from the value of this policy each month. If the value cannot cover the monthly charges for a month and the applicable Safety Test requirements are not met, the policy may terminate at the end of 61 days. There is, however, a right to reinstate the policy.

Other rights available while the Insured is living include the rights to:

•	Change the Owner or any Beneficiary;
•	Assign this policy;
•	Receive any dividends that may or may not be allocated to this policy;
•	Change the Face Amount;
•	Change the Death Benefit Option;
•	Make loans;
•	Make withdrawals;
•	Surrender this policy;
•	Allocate net premiums among the Guaranteed Principal Account and the divisions of the Separate Account; and
•	Transfer values between the Guaranteed Principal Account and the divisions of the Separate Account.

This policy also includes a number of Payment Options. They provide alternate ways for us to pay the death benefit or the amount payable upon surrender of the policy.

P3—2003	(a303mxrs)

TABLE OF CONTENTS

Policy Specifications

TABLE OF CONTENTS (continued)

Amount Of Death Benefit	25
Death Benefit Options	25
Minimum Death Benefit	26
Changes In The Death Benefit Option	26
When We Pay	27
Interest On Death Benefit	27

Part 7.—Payment Options	27
Availability Of Options	27
Minimum Amounts	27
Income Protection	29
Other Payment Option Rules	29

Part 8.—Notes On Our Computations	30
Net Investment Factor	30
Accumulation Unit Value	30
Adjustment Of Units And Values	30
Basis Of Computation	31
Method Of Computing Values	31
Payment Option Rates Tables	32-38

Any riders and endorsements, and a copy of the application for the policy, follow page 38.

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY NUMBER	123456789	ISSUE AGE AND GENDER	35 MALE
POLICY DATE	JANUARY 1, 2003	INITIAL FACE AMOUNT	$500,000
ISSUE DATE	JANUARY 1, 2003
RISK CLASS	SEE THE TABLE(S) OF MAXIMUM MONTHLY INSURANCE CHARGES

Subject to the terms of this policy, the Face Amount is adjustable. If the Face Amount is adjusted, then revised or additional Policy Specifications will be sent.

DEATH BENEFIT OPTION (See Part 6 of this policy.)	1
MONTHLY CHARGE DATES	1st day of each month

FIRST PREMIUM	$5,000.00
PLANNED PREMIUM	$5,000.00
PLANNED PREMIUM FREQUENCY	Annual

INITIAL NO LAPSE PERIOD	20 Years
MINIMUM MONTHLY PREMIUM	$219.65
ANNUAL SAFETY TEST INTEREST RATE	3.00%

POLICY CHARGES AND FEES:
MAXIMUM PREMIUM EXPENSE CHARGE	5.0% of premium payments
DURING EACH YEAR OF COVERAGE (See Net Premium provision in Part 2.)
MAXIMUM MONTHLY ADMINISTRATIVE CHARGE*	$12.00
MAXIMUM MONTHLY FACE AMOUNT CHARGE*
Years 1—5	$0.11
Years 6 and later	$0.00
MAXIMUM MONTHLY INSURANCE CHARGE*	See the Table(s) Of Maximum Monthly Insurance Charges
RIDER CHARGES*	See the Policy Specifications for the Rider(s), if any
MAXIMUM LOAN INTEREST RATE EXPENSE CHARGE
Policy Years 1—15	1.0%
Policy Years 16 and later	0.25%
MAXIMUM WITHDRAWAL FEE PER WITHDRAWAL	$25.00
SURRENDER CHARGE	See the Table(s) Of Surrender Charges
MAXIMUM SEPARATE ACCOUNT ASSET CHARGE**
Policy Years 1—15:
$0—$49,999	1.15% (0.0000313276 daily equivalent)
$50,000—$99,999	0.90% (0.0000245475 daily equivalent)
$100,000 and above	0.65% (0.0000177507 daily equivalent)
Policy Years 16 and later:	0.50% (0.0000136646 daily equivalent)

*	For more information, see the “Monthly Policy Charges” section in Part 3 of this policy. There are no monthly charges beyond the Insured’s Attained Age 99.
**	For more information, see the Net Investment Factor provision in Part 8 of this policy.

Note: Unless this policy is kept in force because the Guaranteed Death Benefit Safety Test has been met, neither the timely payment of planned premiums nor the issuance of the policy with a planned premium of $0.00 necessarily guarantees that this policy will stay in force until the Insured’s death.

POLICY SPECIFICATIONS PAGE 1 OF 10

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2003	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2003

LIMIT ON PREMIUM PAYMENTS IN ANY POLICY YEAR:

The maximum limit for premium payments in any Policy Year is the largest premium that would not exceed the LIMIT ON TOTAL PREMIUM PAYMENTS stated below or, if less, the greatest of:

•	$8,210.00;
•	The amount of premiums paid in the preceding Policy Year; and
•	The largest premium that would not increase the Insurance Risk.

LIMIT ON TOTAL PREMIUM PAYMENTS:

As of any date, the maximum limit on the sum of the premiums paid under this policy is the greater of items A and B below. This limit may be revised if the policy is changed. These changes include, but are not limited to, withdrawals, changing the Face Amount or Death Benefit Option, and adding or deleting benefit riders. If the limit is revised, new Policy Specifications will be sent.

A.  $71,410.00;
B.  $ 6,325.00 multiplied by the result of one (1) plus the number of full Policy Years elapsed.

ADDITIONAL LIMITATIONS ON TRANSFERS (See Transfers Of Values provision in Part 5.)

Transfers	must be in whole-number percentages or in dollar-and-cent amounts.

Transfers of values from the Guaranteed Principal Account to the Separate Account (excluding any transfer on the day after the Issue Date) are limited to one each Policy Year. After that day, any transfer from the Guaranteed Principal Account cannot exceed 25% of the fixed account value of this policy (less any policy debt) on the date of transfer.

However, if 25% of the fixed account value (less applicable debt) is transferred to the Separate Account and no additional premium is allocated to the Guaranteed Principal Account for three consecutive Policy Years, the remaining fixed account value may be transferred in the next Policy Year.

We reserve the right to limit transfers such that no transfers may be made for at least 90 days after the preceding transfer. Any such limitation would not apply to a transfer of all funds in the Separate Account to the Guaranteed Principal Account, to transfers resulting from a policy loan, or to automated transfers in connection with any program we have in place.

We reserve the right to restrict transfers initiated by a market-timing organization, or individual, or other party authorized to give transfer instructions on behalf of the Owner.

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2003	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2003

SEPARATE ACCOUNT INFORMATION (See The Separate Account provision in Part 3.)

The Separate Account referred to in this policy is Massachusetts Mutual Variable Life Separate Account I.

The current divisions of the Separate Account are:

American Century® VP Income & Growth	MML Large Cap Value
American Century® VP Value	MML Managed Bond
Fidelity® VIP Contrafund®	MML Money Market
Franklin Small Cap Value Securities	MML OTC 100
Goldman Sachs Capital Growth	MML Small Cap Equity
INVESCO Financial Services	MML Small Cap Growth Equity
INVESCO Health Sciences	MML Small Company Opportunities
INVESCO Technology	Oppenheimer Aggressive Growth
Janus Aspen Balanced	Oppenheimer Bond
Janus Aspen Capital Appreciation	Oppenheimer Capital Appreciation
Janus Aspen Worldwide Growth	Oppenheimer Global Securities
MFS® Investors Trust	Oppenheimer High Income
MFS® New Discovery	Oppenheimer International Growth
MML Blend	Oppenheimer Main Street® Growth & Income
MML Emerging Growth	Oppenheimer Strategic Bond
MML Enhanced Index Core Equity	Scudder VIT Small Cap Index
MML Equity	T. Rowe Price Blue Chip Growth
MML Equity Index	T. Rowe Price Equity Income
MML Growth Equity	T. Rowe Price Mid-Cap Growth
MML Inflation-Protected Bond	Templeton Foreign Securities

The types of investments and the objectives for each division are provided in the Prospectus.

POLICY SPECIFICATIONS PAGE 3 OF 10

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2003	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2003

MINIMUM ANNUAL INTEREST RATE FOR THE GUARANTEED PRINCIPAL ACCOUNT	3.00% (decimal monthly equivalent 0.0024662698)
(decimal daily equivalent 0.0000809863)
LOAN INTEREST RATE (See Interest On Loans in Part 5.)	4.00%
MINIMUM FACE AMOUNT	$50,000
MINIMUM FACE AMOUNT INCREASE	$15,000
RIDER(S) ATTACHED TO THIS POLICY:
None

POLICY SPECIFICATIONS PAGE 4 OF 10

+POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2003	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2003

PREMIUM EXPENSE FACTOR:        4,055.00

TABLE OF MAXIMUM MONTHLY INSURANCE CHARGES

RATES PER THOUSAND OF INSURANCE RISK

RISK CLASS    NONTOBACCO

ATTAINED AGE	MONTHLY RATE	ATTAINED AGE	MONTHLY RATE	ATTAINED AGE	MONTHLY RATE
35	0.140833	57	0.790833	79	7.143333
36	0.147500	58	0.868333	80	7.805833
37	0.156666	59	0.955833	81	8.543333
38	0.166666	60	1.053333	82	9.376666
39	0.178333	61	1.161666	83	10.315833
40	0.190833	62	1.285000	84	11.342500
41	0.205833	63	1.425833	85	12.433333
42	0.220833	64	1.585000	86	13.566666
43	0.238333	65	1.760833	87	14.732500
44	0.255833	66	1.950000	88	15.907500
45	0.276666	67	2.155000	89	17.107500
46	0.299166	68	2.375000	90	18.349166
47	0.323333	69	2.615000	91	19.653333
48	0.349166	70	2.885833	92	21.062500
49	0.378333	71	3.242500	93	22.635833
50	0.409166	72	3.546666	94	24.637500
51	0.445833	73	3.953333	95	27.496666
52	0.488333	74	4.410000	96	32.045833
53	0.535833	75	4.900000	97	40.016666
54	0.590833	76	5.421666	98	54.831666
55	0.651666	77	5.970000	99	83.330000
56	0.719166	78	6.539166

The above rates are based on the Commissioners 1980 Standard Ordinary Nonsmoker Mortality Table—Male.

The Maximum Monthly Insurance Charge rate for the Insured’s ages above 99 is $0.00.

POLICY SPECIFICATIONS PAGE 5 OF 10

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2003	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2003

GUARANTEED DEATH BENEFIT MEASURE INTEREST RATE 4.75% (decimal monthly equivalent 0.0038746850)
(decimal daily equivalent 0.0001271488)
GUARANTEED DEATH BENEFIT FACTORS
MONTHLY FACE AMOUNT FACTOR
Years 1—5	0.11
Years 6 and later	0.00
RIDER FACTORS	See the Policy Specifications for the Rider(s), if any

TABLE OF GUARANTEED DEATH BENEFIT
MONTHLY INSURANCE FACTORS

PER THOUSAND OF GUARANTEED DEATH BENEFIT MEASURE RISK

ATTAINED AGE	MONTHLY FACTOR	ATTAINED AGE	MONTHLY FACTOR	ATTAINED AGE	MONTHLY FACTOR
35	0.096185	57	0.472222	79	3.832393
36	0.096185	58	0.520927	80	4.195511
37	0.096185	59	0.575672	81	4.577672
38	0.096185	60	0.636634	82	4.985637
39	0.102197	61	0.705154	83	5.412251
40	0.114220	62	0.780172	84	5.886753
41	0.120231	63	0.860488	85	6.412694
42	0.132254	64	0.948222	86	7.006487
43	0.138266	65	1.044114	87	7.622283
44	0.150289	66	1.149543	88	8.308079
45	0.161663	67	1.266309	89	9.002925
46	0.171778	68	1.394872	90	9.747182
47	0.187497	69	1.536150	91	10.484246
48	0.197035	70	1.690425	92	11.271126
49	0.212048	71	1.853942	93	12.049442
50	0.234883	72	2.031382	94	12.873938
51	0.260026	73	2.219946	95	13.735438
52	0.288954	74	2.430238	96	14.593267
53	0.319543	75	2.658650	97	15.473556
54	0.353315	76	2.914820	98	16.376413
55	0.389326	77	3.192834	99	17.301621
56	0.428955	78	3.502342

There are no Guaranteed Death Benefit factors after the Insured’s Attained Age 99.

POLICY SPECIFICATIONS PAGE 6 OF 10

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2003	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2003

TABLE OF SURRENDER CHARGES

IF SURRENDER OCCURS IN POLICY YEAR	SURRENDER CHARGE
01	$9,260.00
02	$8,704.40
03	$8,241.40
04	$7,778.40
05	$7,315.40
06	$6,852.40
07	$6,482.00
08	$6,111.60
09	$5,648.60
10	$5,278.20
11	$4,907.80
12	$4,630.00
13	$4,167.00
14	$3,796.60
15	$3,148.40
16	$2,592.80
17	$1,944.60
18	$1,296.40
19	$648.20
20 AND LATER	$0.00

POLICY SPECIFICATIONS PAGE 7 OF 10

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2003	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2003

DEATH BENEFIT FACTORS

ATTAINED AGE	FACTOR	ATTAINED AGE	FACTOR	ATTAINED AGE	FACTOR
35	2.50	57	1.42	79	1.05
36	2.50	58	1.38	80	1.05
37	2.50	59	1.34	81	1.05
38	2.50	60	1.30	82	1.05
39	2.50	61	1.28	83	1.05
40	2.50	62	1.26	84	1.05
41	2.43	63	1.24	85	1.05
42	2.36	64	1.22	86	1.05
43	2.29	65	1.20	87	1.05
44	2.22	66	1.19	88	1.05
45	2.15	67	1.18	89	1.05
46	2.09	68	1.17	90	1.05
47	2.03	69	1.16	91	1.04
48	1.97	70	1.15	92	1.03
49	1.91	71	1.13	93	1.02
50	1.85	72	1.11	94	1.01
51	1.78	73	1.09	95	1.00
52	1.71	74	1.07	96	1.00
53	1.64	75	1.05	97	1.00
54	1.57	76	1.05	98	1.00
55	1.50	77	1.05	99	1.00
56	1.46	78	1.05

These Death Benefit Factors are used to determine the amount of the minimum death benefit. The Death Benefit Factor for Attained Ages above 99 is 1.00. For more information, see Part 6 of this policy.

POLICY SPECIFICATIONS PAGE 8 OF 10

POLICY SPECIFICATIONS
ADDITIONAL INSURANCE RIDER

POLICY NUMBER:	123456789
INSURED:	WILLIAM F. DOE
RIDER ISSUE AGE AND GENDER:	35 MALE
RIDER DATE:	JANUARY 1, 2003
RIDER ISSUE DATE:	JANUARY 1, 2003
RIDER EXPIRATION DATE:	JANUARY 1, 2068
INITIAL RIDER FACE AMOUNT:	$100,000
MINIMUM RIDER FACE AMOUNT INCREASE:	$15,000
RIDER PREMIUM EXPENSE FACTOR:	000.00
MAXIMUM MONTHLY RIDER FACE AMOUNT CHARGE
Years 1—5	$0.11
Years 6 and later	$0.00

TABLE OF MAXIMUM MONTHLY RIDER INSURANCE CHARGES
PER THOUSAND OF RIDER INSURANCE RISK
RISK CLASS: NONTOBACCO

ATTAINED AGE	MONTHLY RATE	ATTAINED AGE	MONTHLY RATE	ATTAINED AGE	MONTHLY RATE
35	0.140833	57	0.790833	79	7.143333
36	0.147500	58	0.868333	80	7.805833
37	0.156666	59	0.955833	81	8.543333
38	0.166666	60	1.053333	82	9.376666
39	0.178333	61	1.161666	83	10.315833
40	0.190833	62	1.285000	84	11.342500
41	0.205833	63	1.425833	85	12.433333
42	0.220833	64	1.585000	86	13.566666
43	0.238333	65	1.760833	87	14.732500
44	0.255833	66	1.950000	88	15.907500
45	0.276666	67	2.155000	89	17.107500
46	0.299166	68	2.375000	90	18.349166
47	0.323333	69	2.615000	91	19.653333
48	0.349166	70	2.885833	92	21.062500
49	0.378333	71	3.242500	93	22.635833
50	0.409166	72	3.546666	94	24.637500
51	0.445833	73	3.953333	95	27.496666
52	0.488333	74	4.410000	96	32.045833
53	0.535833	75	4.900000	97	40.016666
54	0.590833	76	5.421666	98	54.831666
55	0.651666	77	5.970000	99	83.330000
56	0.719166	78	6.539166

The above rates are based on the Commissioners 1980 Standard Ordinary Nonsmoker Mortality Table—Male.

ADDITIONAL INSURANCE RIDER—continued

TABLE OF GUARANTEED DEATH BENEFIT
MONTHLY RIDER INSURANCE FACTORS
PER THOUSAND OF GUARANTEED DEATH BENEFIT MEASURE RIDER RISK

ATTAINED AGE	MONTHLY FACTOR	ATTAINED AGE	MONTHLY FACTOR	ATTAINED AGE	MONTHLY FACTOR
35	0.096185	57	0.472222	79	3.832393
36	0.096185	58	0.520927	80	4.195511
37	0.096185	59	0.575672	81	4.577672
38	0.096185	60	0.636634	82	4.985637
39	0.102197	61	0.705154	83	5.412251
40	0.114220	62	0.780172	84	5.886753
41	0.120231	63	0.860488	85	6.412694
42	0.132254	64	0.948222	86	7.006487
43	0.138266	65	1.044114	87	7.622283
44	0.150289	66	1.149543	88	8.308079
45	0.161663	67	1.266309	89	9.002925
46	0.171778	68	1.394872	90	9.747182
47	0.187497	69	1.536150	91	10.484246
48	0.197035	70	1.690425	92	11.271126
49	0.212048	71	1.853942	93	12.049442
50	0.234883	72	2.031382	94	12.873938
51	0.260026	73	2.219946	95	13.735438
52	0.288954	74	2.430238	96	14.593267
53	0.319543	75	2.658650	97	15.473556
54	0.353315	76	2.914820	98	16.376413
55	0.389326	77	3.192834	99	17.301621
56	0.428955	78	3.502342

POLICY SPECIFICATIONS
DISABILITY BENEFIT RIDER

POLICY NUMBER:	123456789
INSURED:	JOHN A. DOE
RIDER ISSUE AGE AND GENDER:	35 MALE
RIDER DATE:	JANUARY 1, 2003
RIDER ISSUE DATE:	JANUARY 1, 2003
DISABILITY BENEFIT CLASS:	NONTOBACCO
RIDER PREMIUM EXPENSE FACTOR:	480.00
SPECIFIED MONTHLY BENEFIT:	$400.00

MONTHLY RIDER CHARGE RATES

PART ONE—WAIVER CHARGE RATES

ATTAINED AGE	WAIVER CHARGE RATE	ATTAINED AGE	WAIVER CHARGE RATE	ATTAINED AGE	WAIVER CHARGE RATE
35	0.060	45	0.066	55	0.165
36	0.060	46	0.069	56	0.188
37	0.060	47	0.072	57	0.218
38	0.060	48	0.076	58	0.238
39	0.060	49	0.082	59	0.189
40	0.060	50	0.090	60	0.168
41	0.060	51	0.100	61	0.108
42	0.061	52	0.112	62	0.060
43	0.062	53	0.126	63	0.024
44	0.064	54	0.144	64	0.012

PART TWO—SPECIFIED BENEFIT CHARGE RATES

ATTAINED AGE	SPECIFIED BENEFIT CHARGE RATE	ATTAINED AGE	SPECIFIED BENEFIT CHARGE RATE	ATTAINED AGE	SPECIFIED BENEFIT CHARGE RATE
35	0.0168	45	0.0228	55	0.0360
36	0.0168	46	0.0240	56	0.0360
37	0.0168	47	0.0252	57	0.0360
38	0.0168	48	0.0276	58	0.0360
39	0.0168	49	0.0288	59	0.0360
40	0.0168	50	0.0300	60	0.0360
41	0.0168	51	0.0312	61	0.0360
42	0.0192	52	0.0336	62	0.0360
43	0.0204	53	0.0348	63	0.0360
44	0.0216	54	0.0360	64	0.0360

DISABILITY BENEFIT RIDER—continued

GUARANTEED DEATH BENEFIT
MONTHLY RIDER FACTORS

PART ONE—WAIVER FACTORS

ATTAINED AGE	WAIVER FACTOR	ATTAINED AGE	WAIVER FACTOR	ATTAINED AGE	WAIVER FACTOR
35	0.060	45	0.066	55	0.165
36	0.060	46	0.069	56	0.188
37	0.060	47	0.072	57	0.218
38	0.060	48	0.076	58	0.238
39	0.060	49	0.082	59	0.189
40	0.060	50	0.090	60	0.168
41	0.060	51	0.100	61	0.108
42	0.061	52	0.112	62	0.060
43	0.062	53	0.126	63	0.024
44	0.064	54	0.144	64	0.012

PART TWO—SPECIFIED BENEFIT FACTORS

ATTAINED AGE	SPECIFIED BENEFIT FACTOR	ATTAINED AGE	SPECIFIED BENEFIT FACTOR	ATTAINED AGE	SPECIFIED BENEFIT FACTOR
35	0.0168	45	0.0228	55	0.0360
36	0.0168	46	0.0240	56	0.0360
37	0.0168	47	0.0252	57	0.0360
38	0.0168	48	0.0276	58	0.0360
39	0.0168	49	0.0288	59	0.0360
40	0.0168	50	0.0300	60	0.0360
41	0.0168	51	0.0312	61	0.0360
42	0.0192	52	0.0336	62	0.0360
43	0.0204	53	0.0348	63	0.0360
44	0.0216	54	0.0360	64	0.0360

POLICY SPECIFICATIONS
GUARANTEED INSURABILITY RIDER

POLICY NUMBER:	123456789
INSURED:	JOHN A. DOE
RIDER DATE:	JANUARY 1, 2003
RIDER ISSUE DATE:	JANUARY 1, 2003
RIDER OPTION AMOUNT:	$50,000
MINIMUM OPTION AMOUNT:	$15,000
RISK CLASS:	NONTOBACCO
MONTHLY RIDER CHARGE RATE:	$0.11
RIDER PREMIUM EXPENSE FACTOR:	66.00
GUARANTEED DEATH BENEFIT	.11
MONTHLY RIDER FACTOR

POLICY SPECIFICATIONS
WAIVER OF MONTHLY CHARGES RIDER

POLICY NUMBER:	123456789
INSURED:	JOHN A. DOE
RIDER ISSUE AGE AND GENDER:	35 MALE
RIDER DATE:	JANUARY 1, 2003
RIDER ISSUE DATE:	JANUARY 1, 2003
DISABILITY BENEFIT CLASS:	NONTOBACCO
RIDER PREMIUM EXPENSE FACTOR:	405.00

MONTHLY RIDER CHARGE RATES

ATTAINED AGE	WAIVER CHARGE RATE	ATTAINED AGE	WAIVER CHARGE RATE	ATTAINED AGE	WAIVER CHARGE RATE
35	0.060	45	0.066	55	0.165
36	0.060	46	0.069	56	0.188
37	0.060	47	0.072	57	0.218
38	0.060	48	0.076	58	0.238
39	0.060	49	0.082	59	0.189
40	0.060	50	0.090	60	0.168
41	0.060	51	0.100	61	0.108
42	0.061	52	0.112	62	0.060
43	0.062	53	0.126	63	0.024
44	0.064	54	0.144	64	0.012

GUARANTEED DEATH BENEFIT
MONTHLY RIDER FACTORS

ATTAINED AGE	WAIVER FACTOR	ATTAINED AGE	WAIVER FACTOR	ATTAINED AGE	WAIVER FACTOR
35	0.060	45	0.066	55	0.165
36	0.060	46	0.069	56	0.188
37	0.060	47	0.072	57	0.218
38	0.060	48	0.076	58	0.238
39	0.060	49	0.082	59	0.189
40	0.060	50	0.090	60	0.168
41	0.060	51	0.100	61	0.108
42	0.061	52	0.112	62	0.060
43	0.062	53	0.126	63	0.024
44	0.064	54	0.144	64	0.012

POLICY SPECIFICATIONS
WAIVER OF SPECIFIED PREMIUM RIDER

POLICY NUMBER:	123456789
INSURED:	JOHN A. DOE
RIDER ISSUE AGE AND GENDER:	35 MALE
RIDER DATE:	JANUARY 1, 2003
RIDER ISSUE DATE:	JANUARY 1, 2003
DISABILITY BENEFIT CLASS:	NONTOBACCO
RIDER PREMIUM EXPENSE FACTOR:	480.00
SPECIFIED MONTHLY PREMIUM:	$400.00

MONTHLY RIDER CHARGE RATES

WAIVER CHARGE RATES

ATTAINED AGE	WAIVER CHARGE RATE	ATTAINED AGE	WAIVER CHARGE RATE	ATTAINED AGE	WAIVER CHARGE RATE
35	0.060	45	0.066	55	0.165
36	0.060	46	0.069	56	0.188
37	0.060	47	0.072	57	0.218
38	0.060	48	0.076	58	0.238
39	0.060	49	0.082	59	0.189
40	0.060	50	0.090	60	0.168
41	0.060	51	0.100	61	0.108
42	0.061	52	0.112	62	0.060
43	0.062	53	0.126	63	0.024
44	0.064	54	0.144	64	0.012

SPECIFIED BENEFIT CHARGE RATES

ATTAINED AGE	SPECIFIED BENEFIT CHARGE RATE	ATTAINED AGE	SPECIFIED BENEFIT CHARGE RATE	ATTAINED AGE	SPECIFIED BENEFIT CHARGE RATE
35	0.0168	45	0.0228	55	0.0360
36	0.0168	46	0.0240	56	0.0360
37	0.0168	47	0.0252	57	0.0360
38	0.0168	48	0.0276	58	0.0360
39	0.0168	49	0.0288	59	0.0360
40	0.0168	50	0.0300	60	0.0360
41	0.0168	51	0.0312	61	0.0360
42	0.0192	52	0.0336	62	0.0360
43	0.0204	53	0.0348	63	0.0360
44	0.0216	54	0.0360	64	0.0360

WAIVER OF SPECIFIED PREMIUM RIDER—continued

GUARANTEED DEATH BENEFIT
MONTHLY RIDER FACTORS

WAIVER FACTORS

ATTAINED AGE	WAIVER FACTOR	ATTAINED AGE	WAIVER FACTOR	ATTAINED AGE	WAIVER FACTOR
35	0.060	45	0.066	55	0.165
36	0.060	46	0.069	56	0.188
37	0.060	47	0.072	57	0.218
38	0.060	48	0.076	58	0.238
39	0.060	49	0.082	59	0.189
40	0.060	50	0.090	60	0.168
41	0.060	51	0.100	61	0.108
42	0.061	52	0.112	62	0.060
43	0.062	53	0.126	63	0.024
44	0.064	54	0.144	64	0.012

SPECIFIED BENEFIT FACTORS

ATTAINED AGE	SPECIFIED BENEFIT FACTOR	ATTAINED AGE	SPECIFIED BENEFIT FACTOR	ATTAINED AGE	SPECIFIED BENEFIT FACTOR
35	0.0168	45	0.0228	55	0.0360
36	0.0168	46	0.0240	56	0.0360
37	0.0168	47	0.0252	57	0.0360
38	0.0168	48	0.0276	58	0.0360
39	0.0168	49	0.0288	59	0.0360
40	0.0168	50	0.0300	60	0.0360
41	0.0168	51	0.0312	61	0.0360
42	0.0192	52	0.0336	62	0.0360
43	0.0204	53	0.0348	63	0.0360
44	0.0216	54	0.0360	64	0.0360

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2003	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2003

OWNER INFORMATION

OWNER

THE INSURED

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2003	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2003

BENEFICIARY INFORMATION

BENEFICIARY

JANE C. DOE, WIFE OF THE INSURED

POLICY SPECIFICATIONS PAGE 10 OF 10

Part 1.            The Basics Of This Policy

In this Part, we discuss some definitions and insurance concepts necessary to understand this policy. The words “we,” “us,” and “our” refer to Massachusetts Mutual Life Insurance Company.

The Parties Involved— Owner, Insured, Beneficiary, Irrevocable Beneficiary
The Owner is the person who owns this policy, as shown in our records. The Owner has the right to exercise rights and privileges and to receive benefits under the terms of this policy during the lifetime of the Insured. If the Owner designated under the terms of this policy is not living and if the policy does not provide otherwise, the Owner will be the estate of the last Owner to die.

For more information about the rights and benefits available to the Owner, see the “Policy Ownership” section in Part 5.

The Insured is the person whose life this policy insures. The Insured may be the Owner of this policy, or someone else may be the Owner.

Example:    You buy a policy that insures your own life and name yourself as Owner. In this case, you are both the Insured and the Owner. If you buy a policy that insures your son and name yourself as Owner, then the Insured and Owner are different people.

A Beneficiary is any person named in our records to receive the death benefit after the Insured dies. There may be different classes of Beneficiaries, such as primary and secondary. These classes set the order of payment. There may be more than one Beneficiary in a class.

Example:    Elizabeth is named as primary (first) Beneficiary. Rachel and David are named as Beneficiaries in the secondary class. If Elizabeth is alive when the Insured dies, she receives the death benefit. If Elizabeth is not alive but Rachel and David are alive when the Insured dies, Rachel and David receive the death benefit.

Any Beneficiary may be named an Irrevocable Beneficiary. An Irrevocable Beneficiary is one whose consent is needed to change that Beneficiary, but has no other rights under this policy.

If no Beneficiary designated under this policy survives the Insured, the Beneficiary will be the Owner unless the policy states otherwise. The interest of any Beneficiary will be subject to any assignment of this policy that is binding on us and to any payment option in effect at the time of the Insured’s death.

See the “Policy Ownership” section in Part 5, and see “Part 7.—Payment Options.”

Dates—Policy Date, Policy Anniversary Date, Policy Year, Monthly Charge Date, Issue Date, Valuation Date, Register Date
The Policy Date is shown in the Policy Specifications. It is the starting point for determining Policy Anniversary Dates, Policy Years, and Monthly Charge Dates. The first Policy Anniversary Date is one year after the Policy Date. The period from the Policy Date to the first Policy Anniversary Date, or from one Policy Anniversary Date to the next, is called a Policy Year.

The Monthly Charge Dates are the dates on which monthly charges for this policy are due. The first Monthly Charge Date is the Policy Date. Subsequent Monthly Charge Dates are the same day of each month thereafter.

Example:   The Policy Date is June 10, 20X3. The first Policy Anniversary Date is one year later,    June 10, 20X4. The period from June 10, 20X3, through June 9, 20X4, is a Policy Year.    The first Monthly Charge Date is June 10, 20X3. The next Monthly Charge Date is one    month later, July 10, 20X3.

The Issue Date is also shown in the Policy Specifications. The Issue Date starts the contestability and suicide periods. We discuss contestability and suicide later in this Part.

A Valuation Date is any day the New York Stock Exchange (or its successor) is open for trading. The Valuation Date ends when the New York Stock Exchange closes, usually 4 p.m. Eastern Time. A Financial Transaction will be effective as of the Valuation Date on which the transaction request is received in good order at our Administrative Office. If the transaction is not in good order when we receive it, the transaction will be effective as of the Valuation Date on which it first becomes in good order. If the transaction is received after the end of a Valuation Date or on any day the New York Stock Exchange is not open, the transaction will be effective as of the next Valuation Date.

The Register Date is the date that we first allocate net premium payments for this policy among the Guaranteed Principal Account and the divisions of the Separate Account. It is the Valuation Date that is on the later of:

• The day after the Issue Date; and
• The day we receive in good order the first premium for this policy at our Administrative Office.

Financial Transaction	A Financial Transaction is any transaction that requires the purchase or sale of accumulation units. Examples of Financial Transactions are premium payments, transfers, loans and withdrawals.

Policy A Legal Contract
This policy is a legal contract between the Owner and us. The entire contract consists of the policy, which includes the application and any rider(s) and endorsement(s) the policy has. We have issued this policy in return for the application and the payment of the first premium. Any changes or waiver of its terms must be in writing and signed by our Secretary or an Assistant Secretary to be valid.

A copy of the initial application is attached to and made a part of this policy. Any subsequent applications requesting changes in the policy also will become part of the contract; copies of any such applications will be sent to the Owner for attachment to the policy.

Representations And Contestability	We rely on all statements made by or for the Insured in the application(s). Legally, those statements are considered to be representations and not warranties.

We can bring legal action to contest the validity of this policy, or any policy change requiring evidence of insurability, for any material misrepresentation of a fact. To do so,

however, the misrepresentation must have been in the initial application or in a subsequent application, and a copy of that application must have been attached to (or sent to the Owner for attachment to) and made a part of this policy.

The initial Policy Specifications are attached to this policy when issued. If a policy change is made, we will send to the Owner any revised or additional Policy Specifications for attachment to the policy.

Except for any policy change or reinstatement requiring evidence of insurability, we cannot, in the absence of fraud, contest the validity of this policy after it has been in force during the lifetime of the Insured for two years after its Issue Date.

For any policy change requiring evidence of insurability, we cannot, in the absence of fraud, contest the validity of the change after it has been in effect for two years during the lifetime of the Insured.

If evidence of insurability is required to reinstate this policy (see “Reinstating This Policy” in Part 5), our right to contest the validity of this policy begins again on the date of reinstatement. We cannot, in the absence of fraud, contest the reinstated policy after it has been in force during the lifetime of the Insured for two years after that reinstatement date.

Misstatement Of Age Or Gender
If the Insured’s date of birth or gender as given in the application are not correct, the Face Amount (discussed in this Part) may be adjusted. The adjustment will reflect the amount provided by the most recent monthly insurance charges using the correct age and gender. If the adjustment is made while the Insured is living, monthly charges will be based on the correct age and gender.

Death By Suicide
If the Insured commits suicide, while sane or insane, within two years after the Issue Date of this policy and while the policy is in force, this policy will terminate. In this case, we will refund to the Owner the amount of premiums paid for this policy, less any amounts withdrawn and less any policy debt.

If the Insured commits suicide, while sane or insane, within two years after this policy is reinstated and while the policy is in force, this policy will terminate. In this case, we will refund to the Owner any amount paid to reinstate this policy and any premiums paid thereafter, less any amounts withdrawn and less any policy debt.

If the Insured commits suicide, while sane or insane, within two years after the effective date of any increase in the Face Amount, this policy will terminate. In this case, we will refund to the Owner the monthly charges paid for that increase. However, if a refund as described in either of the two preceding paragraphs is payable, there will be no additional benefit for the increase.

Monthly charges are discussed in Part 3. Withdrawals, policy debt, and reinstatement are discussed in Part 5.

Meaning Of In Force	“In force” means that the insurance provided by this policy is in effect and has not terminated. This policy will be in force from its Issue Date or, if later, the date the first premium is paid.

This policy does not terminate after the Insured’s Attained Age 99 and will continue in force to the Insured’s death unless:

• The Insured commits suicide within two years after the Issue Date or the date the policy is reinstated;
• The policy terminates under the terms of the Grace Period And Termination provision in Part 3;

• The policy terminates because the policy debt limit is reached; or
• The policy is surrendered.

Policy debt and surrender are discussed in Part 5.

Face Amount	The Face Amount is the amount of insurance coverage this policy provides while the policy is in force. The Initial Face Amount is the Face Amount on the Policy Date.

Year Of Coverage
For the Initial Face Amount, each Policy Year is a year of coverage. If the Face Amount of this policy has been increased (as discussed in Part 5), years of coverage for each increase will be measured from the effective date of the increase.

Ages—Issue Age, Attained Age	The Issue Age of the Insured (shown in the Policy Specifications) is the age of the Insured on the birthday nearest the Policy Date.

Example: Elizabeth’s 32nd birthday was May 12th. The Policy Date is today, December 1. Since December 1 is closer to her 33rd birthday, her Issue Age will be 33.

The Attained Age of the Insured is the Insured’s Issue Age increased by the number of full Policy Years elapsed.

Written Request
A “written request” is a request in writing, in a form satisfactory to us, received by us at our Administrative Office. In the future we may also allow the telephone, Internet or other electronic media to be used for certain transactions that currently require a Written Request. We will accept such requests only after the appropriate policies, procedures and security measures have been established.

In Good Order
“In good order” means that we have everything we need to properly process a financial transaction; this may include proper completion of certain forms, valid instructions and authorizations, or other administrative requirements.

Currency	All payments made to us and by us will be in the lawful currency of the United States of America. All monetary amounts shown in this policy are in U.S. dollars.

Administrative Office
Our Administrative Office is in Springfield, Massachusetts. The address isMassachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111-0001, or any such other address as we may designate in the future.

Part 2.             Premium Payments

Premiums are the payments that may be paid to us to increase the account value of this policy; they also may be needed to keep this policy in force. Premiums for this policy are discussed in this Part.

The First Premium	The first premium for this policy is shown in the Policy Specifications. It is due on the Policy Date. This policy will not be in force until the first premium has been paid.

Planned Premiums
The planned premium for this policy is shown in the Policy Specifications. The frequency of planned premiums for this policy is as elected in the application. The frequency and amount of the planned premium may be changed by written request; the frequency may be quarterly, semiannually, or annually.

We also provide a pre-authorized payment plan. This plan, and any other alternate premium plans we provide, are governed by the rules we set.

Timely payment of planned premiums does not guarantee that this policy will stay in force. Policy coverage may be affected by:

• The amount, frequency and timing of premium payments;
• Changes in the Face Amount and Death Benefit Option;
• Changes in the interest credited to the policy account value;
• Earnings or losses in the Separate Account;
• Allocation of net premiums among the Guaranteed Principal Account and Separate Account divisions;
• Changes in the policy monthly charges and expense charges;
• The addition of, or changes in, policy benefit riders; and
• Policy loans or withdrawals.

If continued payment of the planned premium during a Policy Year would exceed the Limit On Premium Payments for that Year shown in the Policy Specifications, we may decrease the planned premium to an amount that would not exceed that Limit.

If premium payments are discontinued, we will continue to deduct monthly charges from the account value and the policy will stay in force subject to the Grace Period And Termination provision in Part 3.

Premium Flexibility And Premium Notices
After the first premium has been paid, there is no requirement that any amount of premium be paid on any date. Subject to the limits on premium payments shown in the Policy Specifications and while this policy is in force, any amount of premium may be paid at any time while the Insured is living. However, each premium paid must be at least $20 or, if greater, the amount needed to prevent termination, as discussed in the Grace Period And Termination provision.

We will send premium notices for the planned premium based on the amount and frequency in effect. We will stop sending notices for the planned premium upon receipt of the Owner’s written request to do so.

Where To Pay Premiums
All premiums after the first premium are payable to us at our Administrative Office or at the place shown for payment on the premium notice. Upon request, a receipt signed by our Secretary or an Assistant Secretary will be given for any premium payment.

Right To Refund Premiums	We have the right to refund any amount of premium paid in a Policy Year that exceeds the Limit On Premium Payments in any Policy Year shown in the Policy Specifications.

A Limit On Total Premium Payments also may be stated in the Policy Specifications. If such a Limit is stated, we will automatically refund the amount of any premium paid that exceeds that Limit.

Net Premium
A net premium is a premium payment we receive for this policy less the premium expense charge we deduct at that time. The Maximum Premium Expense Charge we can deduct from each premium payment is shown in the Policy Specifications.

We allocate each net premium to this policy on the Valuation Date for which we have received the premium payment in good order. However, for any premium payment received before the Policy Date, the net premium will be allocated to this policy as of the Policy Date.

See the definition of Valuation Date in Part 1 for the effective date of financial transactions, such as premium payments.

If the Face Amount of this policy has been increased (as discussed in Part 5), premium payments received once an increase becomes effective will be allocated to each segment of the Face Amount. (The Initial Face Amount is one “segment”; each increase in the Face Amount is a separate “segment.”) This may affect the premium expense charge deducted from premium payments. The premium allocation will be made on a pro rata basis using the Premium Expense Factor for each segment. The Premium Expense Factor for each segment of the Face Amount is shown with its Table Of Maximum Monthly Insurance Charges in the Policy Specifications.

Example:   The Initial Face Amount of your policy is $500,000; the Premium Expense Factor for it is    4,000. You later increase the Face Amount by $700,000, to $1,200,000; the Premium    Expense Factor for that increase is 6,000. The sum of the Premium Expense Factors is    10,000. Thereafter while the Face Amount remains at $1,200,000, each premium payment    will be allocated 40% (4,000 divided by 10,000) to the Initial Face Amount and 60%    (6,000 divided by 10,000) to the increase.

Allocation Of Net Premiums
Prior to the Register Date, each net premium we receive will be allocated to our general investment account. On the Register Date, any general investment account value of this policy will be allocated to the Guaranteed Principal Account and the divisions of the Separate Account. The dollar amount allocated to the Guaranteed Principal Account will depend on the premium payment frequency you have chosen. We will determine the number of premiums that would have been paid under that frequency from the Policy Date to the day before the Register Date, and multiply it by the specific dollar amount (if any) that you have chosen to have allocated to the Guaranteed Principal Account. This amount will be allocated to the Guaranteed Principal Account on the Register Date. Any remaining general account value will be allocated among the Guaranteed Principal Account and the divisions of the Separate Account according to the net premium allocation in effect, excluding any specific dollar amount allocated to the Guaranteed Principal Account.

On or after the Register Date, each net premium we receive will be allocated according to the net premium allocation in effect on the date of receipt. You may allocate net premium to the Guaranteed Principal Account and to the divisions of the Separate Account based on a percentage of each net premium payment. Allocation to the Guaranteed Principal Account may also be made by a specific dollar amount. If you have allocated a specific dollar amount to the Guaranteed Principal Account we will allocate that dollar amount first and then allocate any remaining net premium based on the percentage allocation. If you have allocated a specific dollar amount to the Guaranteed Principal Account and we receive a premium such that the net premium is less than that dollar amount, we will allocate the entire net premium to the Guaranteed Principal Account.

Example:   The net premium allocation in effect calls for $100 to be allocated to the Guaranteed Principal Account and the amount in excess of $100 to be allocated evenly to the Guaranteed Principal Account and three divisions of the separate account (i.e., 25% to the Guaranteed Principal Account and 25% to each of the three separate account divisions). We receive a net premium of $200, $125 of which is credited to the Guaranteed Principal Account (the $100 allocation plus 25% of the amount in excess of $100). Each of the three Separate Account divisions is credited $25.

The net premium allocation is determined at the time of application for this policy. Subject to those limitations, the allocation may be changed by any later election satisfactory to us and received at our Administrative Office.

The amount of each net premium we allocate to a division of the Separate Account will be applied to purchase accumulation units for this policy in that division. See the Purchase And Sale Of Accumulation Units provision in Part 3.

Part 3.      Accounts, Values, And Charges

This policy provides that certain values (referred to as the variable account values) are based on the investment performance of the Separate Account and are not guaranteed as to dollar amount. This policy also provides that other values (referred to as the fixed account values) are based on the interest credited to the Guaranteed Principal Account. The account value of this policy is the variable account value plus the fixed account value. This Part gives information about the Separate Account, the Guaranteed Principal Account, and the values and monthly charges connected with them.

The Separate Account And The Guaranteed Principal Account

The Separate Account	The Separate Account shown in the Policy Specifications is a designated segment of the separate investment account we have established under Massachusetts law.

The Separate Account has a number of divisions. Each division invests in shares of an investment fund. The divisions are shown in the Policy Specifications.

The values of the assets in the divisions are variable and are not guaranteed. They depend on the investment results of the divisions of the Separate Account.

We own the assets of the Separate Account. Those assets will be used only to support variable life insurance policies. That portion of the assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we may conduct. However, we may transfer to our general account any assets exceeding the reserves and other liabilities of the Separate Account. The income and the realized and unrealized capital gains and losses from each division of the Separate Account are credited to or charged against that division without regard to any of our other income, capital gains, or capital losses. The assets of the Separate Account are protected from the claims of our creditors.

Changes In The Separate Account
We have the right to establish additional divisions of the Separate Account from time to time. Amounts credited to any additional divisions established would be invested in shares of other funds. For any division, we have the right to substitute new funds. We also have the right to close any division to new investments.

Subject to applicable provisions of federal securities laws, we have the right to change the investment policy of any division of the Separate Account.

We also have the right to create new Separate Accounts and divisions.

We have the right to operate the Separate Account as a unit investment trust under the Investment Company Act of 1940 or in any other form permitted by law.

Accumulation Units
Accumulation units are used to measure the variable account value of this policy. The value of a unit is determined as of the close of each Valuation Date. The value of any unit can vary from Valuation Date to Valuation Date. That value reflects the investment performance of the division of the Separate Account applicable to that unit. The value of accumulation units is discussed further in Part 8.

Purchase And Sale Of Accumulation Units
Amounts are credited to and taken from divisions of the Separate Account by purchasing and selling accumulation units. Accumulation units will be purchased and sold at the unit value of each division as of the close of the Valuation Date of the purchase or sale. The number of units purchased or sold will be the amount of money for purchase or sale divided by that unit value as of the close of that Valuation Date.

Example:   The amount applied is $550. The date of purchase is June 10, 20X3. The accumulation unit value on that date is $10. The number of units purchased would be 55 ($550 divided by $10 = 55). If, instead, the unit value was $11, then the amount applied would purchase 50 units ($550 divided by $11 = 50).

In no case will accumulation units be purchased or sold before the Register Date.

The Guaranteed Principal Account
The Guaranteed Principal Account is part of our general investment account. It has no connection with, and does not depend on, the investment performance of the Separate Account. We have a right to establish additional guaranteed accounts from time to time.

Values Of This Policy

Account Value Of Policy	The account value of this policy on any date is the variable account value of this policy plus the fixed account value of this policy, both determined as of that date.

Variable Account Value Of Policy	The variable account value of this policy reflects:

• The net premiums for this policy allocated to the Separate Account;
• Any amounts for this policy transferred into the Separate Account from the Guaranteed Principal Account;
• Any amounts transferred or withdrawn from the Separate Account for this policy;
• Any surrender charges for this policy deducted from the Separate Account due to any decreases in the Face Amount;
• Any monthly charges for this policy deducted from the Separate Account; and
• The net investment experience of the Separate Account.

Net premiums, transfers, withdrawals, surrender charges, and monthly charges are all reflected in the variable account value through the purchase or sale of accumulation units. The net investment experience is reflected in the value of the accumulation units. Net premiums are discussed in Part 2, and monthly charges are discussed in this Part. Transfers, withdrawals, and surrender charges are discussed in Part 5.

The value of the accumulation units credited to this policy in a division of the Separate Account is equal to the accumulation unit value in that division on the date the value is determined, multiplied by the number of those units in that division.

The variable account value of this policy on any date is the total of the values of the accumulation units credited to this policy in each division of the Separate Account.

Fixed Account Value Of Policy	The fixed account value of this policy reflects:

• The net premiums for this policy allocated to our general investment account and to the Guaranteed Principal Account; plus
• Any amounts for this policy transferred into the Guaranteed Principal Account from the Separate Account; less
• Any amounts for this policy transferred or withdrawn from the Guaranteed Principal Account; less
• Any surrender charges for this policy deducted from the Guaranteed Principal Account due to any decreases in the Face Amount; less
• Any monthly charges for this policy deducted from the Guaranteed Principal Account; plus
• Interest credited to the fixed account value.

Interest On Fixed Account Value	The fixed account value of this policy earns interest at an effective annual rate defined in this provision. Interest is credited daily through the date the fixed account value is computed.

For any fixed account value equal to the amount of any policy loan, the interest rate we use will be the daily equivalent of the greater of:

• The annual loan interest rate in effect during the current Policy Year less the loan interest rate expense charge; or
• The Minimum Annual Interest Rate For The Guaranteed Principal Account.

At the end of each Policy Year this interest is transferred to the divisions of the Separate Account in proportion to the values in these divisions. If there is no variable account value, interest will remain in the Guaranteed Principal Account.

The loan interest rate is discussed in the Interest On Loans provision in Part 5. The Maximum Loan Interest Rate Expense Charge and the Minimum Annual Interest Rate For The Guaranteed Principal Account are shown in the Policy Specifications.

For any fixed account value in excess of the amount of any policy loan, the interest rate we use will be the daily equivalent of the greater of:

• The Minimum Annual Interest Rate For The Guaranteed Principal Account; or

•       An alternate annual rate established by us. The alternate annual rate of interest will reflect our expectations for future investment results, profits, and expenses. This rate will be declared for each calendar month in advance; once declared for a month, it cannot be changed.

Monthly Policy Charges

Monthly Charges
Charges will be deducted monthly from the account value of this policy. Monthly charges are due on each Monthly Charge Date prior to the Insured’s Attained Age 100. No monthly charges will be deducted on or after that date.

On the first two Monthly Charge Dates, the monthly charges will be deducted on a pro rata basis from the divisions of the Separate Account and from the fixed account value less any loaned amount.

On each Monthly Charge Date after the second, monthly charges for this policy will be taken from the Guaranteed Principal Account. However, if the Guaranteed Principal Account value less any loaned amount is not sufficient to cover the monthly charges due and the Guaranteed Death Benefit Measure is less than the Guaranteed Death Benefit Monthly Factors, the monthly charges will be deducted on a pro rata basis from the divisions of the Separate Account and from the fixed account value less any loaned amount.

The Guaranteed Death Benefit Safety Test is discussed in Part 4.

Four types of monthly charges are deducted from the account value:

• Administrative Charge;
• Face Amount Charge;
• Insurance Charge; and
• Rider Charges.

Administrative Charge	The amount of the monthly administrative charge will be determined by us. However, it will not exceed the Maximum Monthly Administrative Charge shown in the Policy Specifications.

Face Amount Charge	The amount of the monthly face amount charge will be determined by us. However, it will not exceed the result of:

• The Face Amount divided by 1,000; then multiplied by
• The Maximum Monthly Face Amount Charge for the year of coverage. These maximum charges are shown in the Policy Specifications.

If the Face Amount of the policy has been increased (as discussed in Part 5), the face amount charge for each month will be the sum of the charges determined separately for each segment of the Face Amount.

Insurance Charge
The maximum monthly insurance charge rates per $1,000 of insurance risk are shown in the Table(s) Of Maximum Monthly Insurance Charges of the Policy Specifications. Maximum Monthly Insurance Charge rates for the Initial Face Amount and for each Face Amount increase will be shown in a separate table.

The insurance risk is computed as of the date the charge is due. All amounts are calculated as of that date. The insurance risk is determined by the following steps.

(a) We compute the account value of this policy after all additions and deductions other than the deduction of the insurance risk charge and the rider charge for any disability rider or waiver rider.

(b)    We determine the amount of benefit under the Death Benefit Option in effect (as discussed in    Part 6). The minimum death benefit (discussed in Part 6) used here is based on the account    value computed in (a).

(c)    We divide the amount of benefit determined in (b) by 1 plus the monthly equivalent (expressed    as a decimal fraction) of the Minimum Annual Interest Rate For The Guaranteed Principal    Account shown in the Policy Specifications.

(d) We subtract the account value, as computed in (a), from the amount determined in (c). The result is the monthly insurance risk.

If there are two or more tables of maximum monthly insurance charge rates, the pro rata insurance risk allocated to each table will be based on the proportionate amount of Face Amount for the table to the total Face Amount. If the insurance risk is increased due to the minimum death benefit (discussed in Part 6), the table that applies to the most recent increase requiring evidence of insurability will be used for such increase.

Example:   The Initial Face Amount of your policy is $500,000. You later increase the Face    Amount by $250,000. The Death Benefit Option is 1, and the benefit under Death    Benefit Option 1 is $750,000. The pro rata portion of insurance risk to be allocated to    the table for the Initial Face Amount is $500,000 divided by $750,000, or two-thirds.    The pro rata portion to be allocated to the table for the increase is $250,000 divided by    $750,000, or one-third.

The insurance risk is computed as $600,000. The maximum monthly insurance charge per $1,000 of insurance risk will be based on the charge for an amount equal to two-thirds of $600,000, or $400,000, from the Initial Face Amount and an amount equal to one-third of $600,000, or $200,000, from the increase.

Suppose instead that the benefit under Death Benefit Option 1 is $810,000 due to the minimum death benefit and that the insurance risk is $660,000. Then the maximum monthly insurance charge per $1,000 of insurance risk will be based on the charge for an amount equal to $400,000 from the Initial Face Amount and an amount equal to $260,000 from the increase ($200,000 plus the $60,000 due to the minimum death benefit).

We may charge less than the maximum monthly insurance charges shown in the table(s). In this case, the monthly insurance charge rates will be based on our expectations for future mortality, investment, persistency and expense results, and future profits. The expense component of these rates is used to offset sales and issue expenses, which decrease over time. Any change in these charges will apply to all individuals in the same class.

Rider Charge	The monthly rider charge is the sum of the monthly charges for any riders in effect on the Monthly Charge Date. The monthly charges for any rider are shown in the Policy Specifications for the rider.

Grace Period And Termination
This policy will terminate without value under the conditions described below. However, we allow a grace period for the amount of premium (not less than $20) needed to avoid termination. This grace period begins on the date that monthly charges are due. It ends 61 days after that date or, if later, 31 days after we mail a written notice to the Owner and to any assignee shown in our records at their last known address. This notice will state the amount of premium needed to avoid immediate termination, which will be the lesser of the amount needed to satisfy the monthly charges due and the amount needed to satisfy the Guaranteed Death Benefit Safety Test. If the required premium shown in the notice is based on an amount needed to satisfy the Guaranteed Death Benefit Safety Test, a portion of any premium sent to us may be deposited into the Guaranteed Principal Account. This amount will be stated in the notice. The notice may also state the amount of premium needed to keep this policy in force until a future Monthly Charge Date, depending on the planned premium frequency you have chosen. The notice will also state the portion, if any, of the amount needed to keep the policy in force until a future Monthly Charge Date that is required to be deposited into the Guaranteed Principal Account.

If we receive a premium payment that is less than the amount needed to avoid immediate termination, we will return it to you and this policy will terminate at the end of the grace period.

If no premium is required to be deposited into the Guaranteed Principal Account to avoid termination, any premium we receive will be allocated according to the net premium allocation in effect.

If a portion of the premium needed to avoid termination is required to be deposited into the Guaranteed Principal Account and we receive an amount of premium that is equal to or greater than:

•       The amount needed to avoid immediate termination, but less than the amount needed to keep this policy in force until a future Monthly Charge Date based on your planned premium frequency, we will first allocate enough premium to the Guaranteed Principal Account in order to avoid immediate termination. This amount will be stated in the notice sent to you. Any excess premium will be allocated in accordance with the net premium allocation instructions in effect; or

•       The amount needed to keep this policy in force until a future Monthly Charge Date based on your planned premium frequency, we will first allocate enough premium to the Guaranteed Principal Account to keep this policy in force until that date. The remainder of the premium will then be allocated in accordance with the net premium allocation instructions then in effect.

Even if the Guaranteed Death Benefit Safety Test is met, we can still terminate this policy if the policy debt limit is reached. The policy debt limit is discussed in Part 5.

If there is an outstanding loan on any Monthly Charge Date (but the policy debt limit has not been reached), this policy will enter the grace period and may terminate without value unless one of the following conditions is met:

• The net surrender value is equal to or greater than the monthly charges due; or
• The Guaranteed Death Benefit Safety Test is met.

On the first two Monthly Charge Dates, if the net surrender value cannot cover the monthly charges due, but the Guaranteed Death Benefit Safety Test is met, the monthly charges will be the lesser of the monthly charges due and the account value less any loaned amount.

On each Monthly Charge Date after the second, if the monthly charges due are greater than the Guaranteed Principal Account value less any loaned amount, and less than or equal to the account value less any loaned amount, but the Guaranteed Death Benefit Measure is equal to or greater than the Guaranteed Death Benefit Monthly Factors on that date, then the monthly charges for that date will be reduced to an amount equal to the Guaranteed Principal Account value less any loaned amount on that date. If the account value less any loaned amount cannot cover the monthly charges due, but the Guaranteed Death Benefit Safety Test is met, the

monthly charges for that date will be reduced to an amount equal to the Guaranteed Principal Account value less any loaned amount on that date.

If there is not an outstanding loan on any Monthly Charge Date, this policy will enter the grace period and may terminate without value unless one of the following conditions is met:

• The account value is equal to or greater than the monthly charges due; or
• The Guaranteed Death Benefit Safety Test is met.

On the first two Monthly Charge Dates, if the account value cannot cover the monthly charges due, but the Guaranteed Death Benefit Safety Test is met, the monthly charges for that date will be reduced to equal the account value on that date.

On each Monthly Charge Date after the second, if the monthly charges due are greater than the Guaranteed Principal Account and less than or equal to the account value, but the Guaranteed Death Benefit Measure is equal to or greater than the Guaranteed Death Benefit Monthly Factors on that date, the monthly charges for that date will be reduced to equal the Guaranteed Principal Account on that date. If the account value cannot cover the monthly charges due, but the Guaranteed Death Benefit Safety Test is met, the monthly charges for that date will be reduced to equal the Guaranteed Principal Account value on that date,

During the grace period, the policy will stay in force. If the Insured dies during the grace period, any unpaid premium amount needed to avoid termination will be deducted from the death benefit (see the Amount Of Death Benefit provision in Part 6). The policy will terminate without value if we do not receive payment of the required amount by the end of the grace period.

Unless the policy debt limit is reached, this policy will stay in force until the Insured’s death if it is in force and has not entered the Grace Period on the Monthly Charge Date before the Insured reaches Attained Age 100 and has not been surrendered for its net surrender value.

Part 4.             Guaranteed Death Benefit Safety Test

On each Monthly Charge Date prior to the Insured’s Attained Age 100 we determine whether the Guaranteed Death Benefit Safety Test is met.

During the Initial No Lapse Period shown in the Policy Specifications, the Guaranteed Death Benefit Safety Test is met if:

• The Guaranteed Death Benefit Measure is equal to or greater than the Guaranteed Death Benefit Monthly Factors on that date; and
• The Minimum Premium Requirement is met.

The Minimum Premium Requirement is met during the Initial No Lapse Period if:

• The actual premiums paid less any amounts withdrawn; plus
• Interest on that amount accumulated to that day at the Annual Safety Test Interest Rate shown in the Policy Specifications; less
• Policy debt.

Is equal to or greater than:

• The total amount of Minimum Monthly Premiums for the Initial No Lapse Period due to that date; plus
• Interest accumulated on the Minimum Monthly Premiums to that day at the Annual Safety Test Interest Rate shown in the Policy Specifications.

We assume that the Minimum Monthly Premiums are paid on each Monthly Charge Date.

On any day after the Initial No Lapse Period, the Guaranteed Death Benefit Safety Test is met if the Guaranteed Death Benefit Measure is equal to or greater than the Guaranteed Death Benefit Monthly Factors on that date.

Guaranteed Death Benefit Measure
The Guaranteed Death Benefit Measure is not used to determine this policy’s account value or death benefit. It is a reference measure that is used to determine whether the Guaranteed Death Benefit Safety Test is met on each Monthly Charge Date.

The Guaranteed Death Benefit Measure is equal to:

• Net premiums allocated to the Guaranteed Principal Account; plus
• Amounts transferred into the Guaranteed Principal Account (excluding any policy loans); less
• Amounts transferred or withdrawn from the Guaranteed Principal Account; less
• Any surrender charges for this policy that have been deducted from the Guaranteed Principal Account due to any decreases in the Face Amount; less
• Loans and loan interest attributed to the Guaranteed Principal Account; less
• All prior Guaranteed Death Benefit Monthly Factors taken for this policy; plus
• Loans repaid to the Guaranteed Principal Account; plus
• Interest credited to the Guaranteed Principal Account as a result of any policy loans; plus
• Interest on the above amounts credited at the Guaranteed Death Benefit Measure Interest Rate(s) shown in the Policy Specifications.

The Guaranteed Death Benefit Monthly Factors are determined on each Monthly Charge Date. The Guaranteed Death Benefit Measure can never be less than zero.

Interest On The Guaranteed Death Benefit Measure	The interest rate we use will be the daily equivalent of the Guaranteed Death Benefit Measure Interest Rate(s).

Guaranteed Death Benefit Monthly Factors
These factors will reduce the Guaranteed Death Benefit Measure on each Monthly Charge Date prior to the Insured’s Attained Age 100. Factors will also be taken on the date that we receive the amount of premium needed to prevent termination, as discussed in the Grace Period And Termination provision in Part 3.

Three types of factors are taken from the Guaranteed Death Benefit Measure:

• Guaranteed Death Benefit Monthly Face Amount Factor;
• Guaranteed Death Benefit Monthly Insurance Factor; and
• Any applicable Guaranteed Death Benefit Rider Factors (which will be described in each applicable rider).

These factors are established on the date(s) this policy and riders are issued and cannot be changed by us.

Guaranteed Death Benefit Monthly Face Amount Factor	The amount of this factor is equal to:

• The Face Amount divided by 1,000; multiplied by

• The Guaranteed Death Benefit Monthly Face Amount Factor shown in the Policy Specifications.

Guaranteed Death Benefit Monthly Insurance Factor
The Table Of Guaranteed Death Benefit Monthly Insurance Factors per 1,000 of Guaranteed Death Benefit Measure risk is in the Policy Specifications. We will send you a new table for each Face Amount increase.

The Guaranteed Death Benefit Measure risk is computed as of the date the factor reduces the Guaranteed Death Benefit Measure. All amounts are calculated as of that date. The Guaranteed Death Benefit Measure risk is determined by the following steps.

(a)    We compute the Guaranteed Death Benefit Measure of this policy after all additions and factors other than the Guaranteed Death Benefit Monthly Insurance Factor and the Guaranteed Death Benefit Rider Factors for any disability rider or waiver rider.

(b)    If Death Benefit Option 1 or Death Benefit Option 3 is in effect, the amount of benefit is the same as the death benefit (as discussed in Part 6). If Death Benefit Option 2 is in effect, the amount of benefit is the Face Amount plus the Guaranteed Death Benefit Measure, as computed in (a). If Death Benefit Option 4 is in effect, the amount of benefit is the Face Amount.

(c)    We divide the amount of benefit determined in (b) by 1 plus the monthly equivalent (expressed as a decimal fraction) of the Minimum Annual Interest Rate For The Guaranteed Principal Account shown in the Policy Specifications.

(d) We subtract the Guaranteed Death Benefit Measure, as computed in (a), from the amount determined in (c). The result is the Guaranteed Death Benefit Measure risk.

If there are two or more tables of Guaranteed Death Benefit Monthly Insurance Factors, the pro rata Guaranteed Death Benefit Measure risk allocated to each table will be based on the proportionate amount of Face Amount for the table to the total Face Amount.

Any premiums refunded under the Right To Refund Premiums provision in Part 2 are excluded from the Guaranteed Death Benefit Safety Test calculation.

Safety Test Examples
Example 1: On the 6th Monthly Charge Date, the monthly charges due are $100, but the fixed account value is $50. There is no policy debt. The policy is in the Initial No Lapse Period and the applicable Minimum Monthly Premium is $20. Premium payments of $20 have been made on each Monthly Charge Date and no withdrawals have been made. The Guaranteed Death Benefit Measure is 75, and the Guaranteed Death Benefit Monthly Factors due are 70. In this case the Guaranteed Death Benefit Safety Test has been met and the policy will remain in force because the required Minimum Monthly Premiums have been paid and the Guaranteed Death Benefit Measure is greater than the Guaranteed Death Benefit Monthly Factors due on that Monthly Charge Date. The monthly charges for the sixth Monthly Charge Date are reduced to $50 and the fixed account value is reduced to zero.

Example 2: On the first Monthly Charge Date in the 21st Policy Year, the monthly charges due are $250 but the fixed account value is $20. There is no policy debt. The Guaranteed Death Benefit Measure is 300 and the Guaranteed Death Benefit Monthly Factors due are 200. In this case, the Guaranteed Death Benefit Safety Test has been met and the policy will remain in force because the Guaranteed Death Benefit Measure is greater than the Guaranteed Death Benefit Monthly Factors due on that Monthly Charge Date. The monthly charges for the first policy month in the 21st Policy Year are reduced to $20 and the fixed account value is reduced to zero.

Part 5.            Life Benefits

This life insurance policy provides a death benefit if the Insured dies while the policy is in force. Rights and benefits are also available while the Insured is living. These “Life Benefits” are discussed in this Part.

Policy Ownership

Rights Of Owner
While the Insured is living, the Owner may exercise all rights given by this policy or allowed by us. These rights include changing Beneficiaries, changing ownership, assigning this policy, enjoying all policy benefits, and exercising all policy options.

Changing The Owner Or Beneficiary
While the Insured is living, the Owner or any Beneficiary may be changed by written request. However, the consent of any Irrevocable Beneficiary is needed to change that Beneficiary designation. We do not limit the number of changes that may be made. The change will take effect as of the date the request is signed, even if the Insured dies before we receive it. Each change will be subject to any payment we made or other action we took before receiving the written request.

Transfers Of Values	Transfers of values are subject to the limitations stated in the Policy Specifications. Subject to those limitations, the following transfers of values may be made:

•       Transfers of values between divisions of the Separate Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the sold units to purchase units in any other division.

•       Transfers of values from one or more divisions of the Separate Account to the Guaranteed Principal Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the sold units to the Guaranteed Principal Account.

•       Transfers of values from the Guaranteed Principal Account to one or more divisions of the Separate Account. These transfers will be made by applying all or part of the value in the Guaranteed Principal Account (excluding any outstanding policy loans) to purchase accumulation units in one or more divisions of the Separate Account.

• Transfers of values to or from the Guaranteed Principal Account will also be made to and from the Guaranteed Death Benefit Measure.

All transfers that are effective on the same Valuation Date will be treated as one transfer. See the definition of Valuation Date in Part 1 for the effective date of financial transactions, such as transfers of value.

Assigning This Policy
This policy may be assigned. However, for any assignment to be binding on us, we must receive a signed copy of it at our Administrative Office. We will not be responsible for the validity of any assignment.

Once we receive a signed copy of an assignment, the rights of the Owner and the interest of any Beneficiary or any other person will be subject to the assignment. An assignment is subject to any policy debt. Policy debt is discussed in the Right To Make Loans provisions in this Part.

Annual Report
Each year after the Policy Anniversary Date, we will mail an annual report to the Owner. There will be no charge for this report. This report will show the account value at the beginning of the previous Policy Year and all premiums paid since that time. It also will show the additions to, and deductions from, the account value during that Year, and the account value, death benefit, net surrender value, and policy debt as of the current Policy Anniversary Date.

This report also will include any additional information required by applicable law or regulation.

This Policy’s Share In Dividends

Policy Is Participating	This policy is “participating,” which means it may or may not share in any dividends we pay.

Each year we determine how much money can be paid as dividends. This is called divisible surplus. We then determine how much of this divisible surplus is to be allocated to this policy. This determination is based on this policy’s contribution to divisible surplus. Since we do not expect this policy to contribute to divisible surplus, we do not expect that any dividends will be payable on this policy.

Any dividends allocated to this policy will be payable on Policy Anniversary Dates.

How Dividends May Be Used	Dividends may be used in a number of ways. These are called dividend options.
There are four basic dividend options.

Cash—Dividends will be paid in cash.

Account Value Additions—Dividends will be added to the account value of this policy.

Paid-Up Additions—Dividends will be used to buy additional level paid-up insurance. The amount of paid-up insurance will be determined by applying the dividend, on the date credited, as a net single premium at the gender and Attained Age of the Insured on that date. The value of the paid-up insurance will be the net single premium, on the same basis, at the Attained Age of the Insured. The amount of any paid-up additions will be added to the death benefit; and the value of any paid-up additions will be added to the net surrender value. However, determination of account value, insurance charges, and minimum death benefit ignore paid-up additions.

Reduced Monthly Charges—Dividends will be used to reduce the monthly deductions we make from the account value to pay the monthly charges.

A dividend option may be elected in the application. It may be changed by the Owner up to 31 days after the dividend becomes payable. If no dividend option is in effect when a dividend becomes payable, we will apply any dividends payable under the paid-up additions dividend option.

Dividend After Death Of Insured	If the Insured dies after the first Policy Year, the death benefit will include a pro rata share of any dividend allocated to the policy for the Year that death occurs.

Right To Change The Face Amount

While this policy is in force, the Face Amount may be changed. Any change in the Face Amount will be effective on a Monthly Charge Date. We may limit the number and the size of the changes in a Policy Year.

Increases In The Face Amount
While the Insured is living, the Face Amount of this policy may be increased upon written application. Evidence of insurability that is satisfactory to us is required for each increase. The amount of each increase must be for at least the Minimum Face Amount Increase shown in the Policy Specifications.

If the account value is insufficient to continue the changed policy in force for three months at the new monthly charges and interest, we may require a payment sufficient to increase the account value to such amount.

Any increase elected under any insurability protection type of rider will be effective as directed in that rider. Any other increase in the Face Amount will be effective on the Monthly Charge Date that is on, or precedes, the date we approve the application.

Insurance charges for each increase elected are determined and deducted from the account value of this policy as described in the Monthly Charges provision in Part 3. These charges will be deducted from the account value beginning on the effective date of the increase. Additional surrender charges (discussed later in the Net Surrender Value provision in this Part) will apply for each increase elected.

No increase in the Face Amount will be permitted after the Policy Anniversary Date nearest the Insured’s 90th birthday.

Decreases In The Face Amount
After the first Policy Year, the Face Amount may be decreased by the Owner’s written request while the Insured is living. However, the decrease must not reduce the Face Amount to an amount less than the Minimum Face Amount shown in the Policy Specifications. No decrease is permitted within one year following the effective date of any increase.

Any decrease is effective on the Monthly Charge Date that is on, or precedes, the date we receive the written request. If a decrease follows one or more increases, the decrease is taken from the most recent increase(s).

Any surrender charge due upon a decrease in the Face Amount is deducted from the account value on the effective date of the decrease. The charge is deducted from each division of the Separate Account and from the Guaranteed Principal Account in proportion to the values of this policy in each of those divisions and in the Guaranteed Principal Account (excluding any outstanding policy loans) on that date. Surrender charges are discussed in the Net Surrender Value provision in this Part.

No decrease in the Face Amount will be permitted beyond the Insured’s Attained Age 99.

Evidence Of Changes
If the Face Amount is changed, we will send the Owner any revised or additional Policy Specifications for attachment to this policy. If the Face Amount is increased, we will also send a copy of the application for the increase. However, we have the right to require that the policy be sent to us to make the change.

Borrowing Against This Policy

Right To Make Loans
Once the account value exceeds any surrender charges that apply, the Owner may borrow against this policy while the Insured is living. However, we reserve the right to limit loans in the first Policy Year. The policy must be properly assigned to us before the loan is made. No other collateral is needed. We refer to all outstanding loans plus accrued interest as “policy debt.”

Effect Of Loan
The amount of each loan is attributed to divisions of the Separate Account and to the Guaranteed Principal Account as directed by the Owner. We reserve the right to restrict loans so that each loan can be attributed to a maximum of 18 Separate Account divisions, or 17 Separate Account divisions and the Guaranteed Principal Account. The request for a loan must state the Account (or Accounts) from which the loan will be made. The amount of any loan attributed to the Guaranteed Principal Account is also attributed to the Guaranteed Death Benefit Measure. The amount of the loan attributed to each division of the Separate Account will be transferred to the Guaranteed Principal Account. Any such transfer is made by selling accumulation units in the division and applying the value of those units to the Guaranteed Principal Account on the date the loan is made pursuant to the Purchase and Sale of Accumulation Units provision in Part 3. Any interest added to the loan will be treated as a new loan under this provision.

The amount equal to any outstanding policy loans will be held in the Guaranteed Principal Account and will earn interest as described in the Interest On Fixed Account Value provision in Part 3.

Maximum Loan Available
There is a maximum amount that can be borrowed on any date. It is the amount that, with loan interest on it to the next Policy Anniversary Date, will equal the current account value less surrender charges. This maximum amount will be reduced by any outstanding policy debt.

Interest On Loans	Interest on loans is not due in advance. This interest accrues (builds up) each day and becomes part of the policy debt as it accrues.

Interest is due on each Policy Anniversary Date. The fixed loan interest rate is shown in the Policy Specifications. If interest is not paid when due, it will be added to the loan and will bear interest at the rate payable on the loan. Loan interest will be attributed to the divisions of the Separate Account in proportion to the values in those divisions. If there is insufficient value in the divisions, interest will also be attributed to the Guaranteed Principal Account. Any interest attributed to the Guaranteed Principal Account will also be attributed to the Guaranteed Death Benefit Measure.

Example:    You have a loan of $1,000. The interest due on the next Policy Anniversary Date is $40. There is $500 of value in two divisions of the Separate Account. If interest is not paid on that date, we will add it to the existing loan. The $40 in interest will be attributed in proportion to the value in each separate account division ($20 to each division). From then on, the loan will be $1,040 and interest will be charged on this new amount.

Policy Debt Limit	Policy debt (which includes accrued interest) may not exceed:

• The account value less surrender charges, if the Guaranteed Death Benefit Safety Test has not been met, or
• The account value, if the Guaranteed Death Benefit Safety Test has been met.

If this limit is reached, we will terminate this policy. To terminate for this reason, we must mail written notice to the Owner and any assignee shown in our records at their last known addresses. This notice will state the amount needed to bring the policy debt back within the limit. If we do not receive payment within 31 days after the date we mail the notice, the account value will be reduced by any surrender charges that apply and this policy will terminate without value at the end of those 31 days.

Our right to terminate this policy under the terms of this provision applies in addition to our right under the Grace Period And Termination provision in Part 3.

Repayment Of Policy Debt
All or part of any policy debt may be repaid at any time while the Insured is living. However, policy debt can be repaid only while this policy is in force. Each loan repayment will be credited on the Valuation Date for which we have received it, in good order, at our Administrative Office.

Any repayment of policy debt will be allocated first to the Guaranteed Principal Account up to the amount of the policy loan (not counting any loan interest) that was attributed to the Guaranteed Principal Account. The amount of any loan repayment that increases the Guaranteed Principal Account will also be attributed to the Guaranteed Death Benefit Measure. Any repayment in excess of that amount will be allocated among the Guaranteed Principal Account and the divisions of the Separate Account according to the net premium allocation then in effect, excluding any specific dollar amount to the Guaranteed Principal Account.

Loan repayments must be clearly identified as such; otherwise, they will be considered premium payments.

Other Borrowing Rules	We may delay the granting of any loan attributable to the Guaranteed Principal Account for up to six months.

We may delay the granting of any loan attributable to the Separate Account during any period that:

• The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or
• The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or
• The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

Surrendering This Policy And Making Withdrawals

Right To Surrender
This policy may be surrendered for its net surrender value (see next provision) at any time while the policy is in force and the Insured is living. This policy will terminate as of the date of surrender. See the definition of Valuation Date in Part 1 for the effective date of financial transactions such as surrenders.

Net Surrender Value
The net surrender value of this policy is equal to the account value less any surrender charges that apply and less any policy debt. The surrender charge for this policy is the sum of the surrender charges for the Initial Face Amount and all Face Amount increases. These charges are shown in the Table(s) Of Surrender Charges of the Policy Specifications. In no event will the net surrender value be less than zero.

Making Withdrawals
After the first Policy Year, withdrawals may be made by written request at any time while the policy is in force and the Insured is living. No withdrawals may be made after the Insured’s Attained Age 99. The request for a withdrawal must state the Account (or Accounts) from which the withdrawal will be made. If a withdrawal is made from the Guaranteed Principal Account, the Guaranteed Death Benefit Measure is reduced by the same amount. For any withdrawal from the Separate Account, the request must also state the division (or divisions) from which the withdrawal will be made.

See the definition of Valuation Date in Part 1 for the effective date of financial transactions, such as withdrawals.

On the date of a withdrawal, the account value of this policy is reduced by the amount of the withdrawal. The withdrawal amount includes the withdrawal fee. The Maximum Withdrawal Fee that can be taken with each withdrawal is shown in the Policy Specifications.

The withdrawal from the Guaranteed Principal Account will be made by reducing the value in that Account to provide the amount of the withdrawal. A withdrawal from a division of the Separate Account will be made by selling a sufficient number of accumulation units to provide the amount of the withdrawal.

The Face Amount will be decreased if:

•       Death Benefit Option 1 or Death Benefit Option 3 is in effect, as described in the Death Benefit Options provision in Part 6, and the Death Benefit is greater than the Minimum Death Benefit or, if Death Benefit Option 4 is in effect, the Death

Benefit is greater than the Minimum Death Benefit and the withdrawal is made from the Guaranteed Principal Account; and
• The Minimum Death Benefit (also described in Part 6) after the withdrawal would be less than the amount of benefit provided by the Death Benefit Option in effect; and
• We have not received evidence of insurability satisfactory to us.

In this case, the Face Amount will be decreased by an amount equal to the excess of (A) over (B), where:

(A) is the withdrawal amount; and
(B) is the lowest amount of withdrawal that would reduce the Minimum Death Benefit below the amount of benefit provided by the Death Benefit Option in effect just after the withdrawal.

If a decrease follows one or more Face Amount increases, the decrease is taken from the most recent increase(s).

Withdrawals will be subject to the following limits:

• The minimum amount of a withdrawal (including the withdrawal fee) is $100;
• The maximum amount of a withdrawal on any date is 75% of the net surrender value of this policy on that date; and
• The Face Amount after a withdrawal must not be less than the Minimum Face Amount shown in the Policy Specifications.

Example:  Death Benefit Option 1 is in effect and you make a withdrawal without furnishing us satisfactory evidence of insurability. Prior to your withdrawal, your policy has a Face Amount of $600,000 and an account value of $120,000. If you make a withdrawal of $30,000, the account value will be reduced to $90,000, the Face Amount will be reduced to $570,000, and $29,975 will be paid to you.

If the Face Amount is reduced due to a withdrawal, we will send the Owner any revised or additional Policy Specifications for attachment to this policy. However, we have the right to require that the policy be sent to us to make the changes.

How We Pay	Any withdrawal made will be paid in one sum. If the policy is surrendered, the net surrender value may be paid in one sum or it may be applied under any payment option elected. See Part 7.

We may delay paying any surrender or withdrawal from the Guaranteed Principal Account for up to six months from the date we receive the written request.

We may delay paying any surrender or withdrawal from the Separate Account during any period that:

• The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or
• The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or
• The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

Reinstating This Policy

When Policy May Be	After this policy has terminated, it may be reinstated — that is, put back in force. However, the policy cannot be reinstated if it has been surrendered for its net

Reinstated	surrender value. Reinstatement must be made within five years after the date of termination and during the Insured’s lifetime, and prior to the Insured’s Attained Age 100.

Requirements To Reinstate
A written application and evidence of insurability satisfactory to us is required to reinstate. Also, a premium is required as a cost to reinstate. This cost is the amount of premium needed to keep the policy in force for three months after reinstatement. This amount will be quoted on request.

Policy After Reinstatement
The policy will be reinstated on the Monthly Charge Date that is on, or precedes, the date we approve the application. The Face Amount on the date of reinstatement will be the Face Amount on the termination date. The account value on the date of reinstatement will be the reinstatement premium paid, less any premium expense charge and less any monthly charges due on that date. Reinstatement premium will be allocated in accordance with the net premium allocation that was in effect on the date the policy lapsed. The amount of reinstatement premium allocated to the Guaranteed Principal Account will also be reflected in the Guaranteed Death Benefit Measure. The Guaranteed Death Benefit Measure on the date of reinstatement will be the reinstatement net premium allocated to the Guaranteed Principal Account, less any Guaranteed Death Benefit Monthly Factors on that date. We do not reinstate debt.

Upon reinstatement of this policy, the Table(s) Of Surrender Charges (shown in the Policy Specifications) will apply as though the policy had not terminated. However, if the surrender charge was taken when this policy terminated, then the applicable surrender charges will not be reinstated.

Our rights to contest the validity of, and terminate, this policy begin again on the date of reinstatement. See the Representations And Contestability and Death By Suicide provisions in Part 1.

Reports To Owner

Illustrative Report
In addition to the annual reports, after the first Policy Year we will send an illustrative report of projected values to the Owner upon written request. The illustration will be based on assumptions that the Owner may specify. We may limit the number of illustrations in any Policy Year.

Part 6.      The Death Benefit

The death benefit is the amount of money we will pay if the Insured dies while this policy is in force. We discuss the death benefit in this Part.

Amount Of Death Benefit
If the Insured dies while this policy is in force, the death benefit will be the amount of benefit provided by the Death Benefit Option in effect on the date of death, reduced by any policy debt outstanding on the date of death and any unpaid premium amount needed to avoid termination under the Grace Period And Termination provision in Part 3.

Death Benefit Options
Four Death Benefit Options, described here, are available under this policy. The Death Benefit Option and the Face Amount in effect for this policy are shown in the Policy Specifications. The minimum death benefit is discussed in the next provision.

Death Benefit Option 1—Under this Option, the amount of benefit is the greater of:

• The Face Amount in effect on the date of death; or
• The minimum death benefit in effect on the date of death.

Death Benefit Option 2—Under this Option, the amount of benefit is the greater of:

• The Face Amount in effect on the date of death plus the account value on that date; or
• The minimum death benefit in effect on the date of death.

Death Benefit Option 3—Under this Option, the amount of benefit is the greater of:

• The Face Amount in effect on the date of death plus the sum of all premiums paid (and not refunded under the Right To Refund Premiums provision in Part 2) to that date; or
• The minimum death benefit in effect on the date of death.

Death Benefit Option 4—Under this Option, the amount of benefit is the greater of:

• The Face Amount in effect on the date of death plus the account value on that date minus the value of the Guaranteed Principal Account in excess of the amount of any policy loan; or
• The minimum death benefit in effect on the date of death.

Minimum Death Benefit
The minimum death benefit on any date is equal to the account value on that date multiplied by the Death Benefit Factor for the Insured’s Attained Age on that date. The Death Benefit Factor for each Attained Age is shown in the Policy Specifications.

Changes In The Death Benefit Option
After the first Policy Year, the Death Benefit Option may be changed upon written request while the Insured is living. However, no change in the Death Benefit Option will be permitted beyond the Insured’s Attained Age 99.

A change in the Death Benefit Option will be effective on the Monthly Charge Date that is on, or precedes, the date we approve the change.

When the Death Benefit Option is changed, the Face Amount of this policy also changes on the effective date of the change as follows (all amounts are as of the date of change):

• Option 1 to Option 2: Decreased by an amount equal to the account value;
• Option 1 to Option 3: Decreased by an amount equal to the sum of all premiums paid (and not refunded);
• Option 1 to Option 4: Decreased by an amount equal to the account value, less the amount of the Guaranteed Principal Account that is in excess of any policy loan;
• Option 2 to Option 1: Increased by an amount equal to the account value;
• Option 2 to Option 3: Decreased by an amount equal to the sum of all premiums paid (and not refunded), and then increased by an amount equal to the account value;
• Option 2 to Option 4: Increased by an amount equal to the Guaranteed Principal Account that is in excess of any policy loan;
• Option 3 to Option 1: Increased by an amount equal to the sum of all premiums paid (and not refunded);
• Option 3 to Option 2: Increased by an amount equal to the sum of all premiums paid (and not refunded), and then decreased by an amount equal to the account value;

•       Option 3 to Option 4: Increased by an amount equal to the sum of all premiums paid (and not   refunded), and then decreased by the account value less the Guaranteed Principal Account that is   in excess of the amount of any policy loan;

• Option 4 to Option 1: Increased by an amount equal to the account value less the Guaranteed Principal Account that is in excess of any policy loan;
• Option 4 to Option 2: Decreased by an amount equal to the Guaranteed Principal Account that is in excess of any policy loan; and

•       Option 4 to Option 3: Decreased by an amount equal to the sum of premiums paid (and not   refunded), and then increased by an amount equal to the account value less the Guaranteed   Principal Account that is in excess of the amount of any policy loan.

A change in the Death Benefit Option may follow one or more increases in the Face Amount of this policy. In this case, the change will:

• If the Face Amount increases, increase the most recent increase, and
• If the Face Amount decreases, decrease the most recent increase(s).

No change in the Death Benefit Option will be allowed if the Face Amount after the change would be less than the minimum face amount shown in the Policy Specifications.

We may limit the number of Death Benefit Option changes in any Policy Year.

If the Death Benefit Option or the Face Amount is changed, we will send the Owner any revised or additional Policy Specifications for attachment to this policy.

When We Pay	We will pay the death benefit within seven days after we determine that the claim for the death benefit is in good order.

We may delay paying any portion of a death benefit attributable to the variable account value that becomes payable during any period that:

• The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or
• The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or
• The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

Interest On Death Benefit
We will add interest from the date of the Insured’s death to the date of a lump sum payment or the effective date of a payment option. The amount of interest will be computed using an effective annual rate not less than 3% or, if greater, the annual rate required by law.

Part 7.        Payment Options

These are optional methods of settlement. These methods provide alternate ways in which payment can be made by us.

Availability Of Options
All or part of the death benefit or net surrender value may be applied under any payment option. If this policy is assigned, any amount due to the assignee will be paid in one sum. The balance, if any, may be applied under any payment option.

Minimum Amounts
If the amount to be applied under any option for any one person is less than $10,000, we may pay the amount in one sum instead. If the payments under any option come to less than $100 each, we have the right to make payments at less-frequent intervals.

Description Of Options
Our regular payment options are Options 1 through 6. They are described in terms of monthly payments. Annual, semiannual, or quarterly payments may be requested instead. The Payment Option Rates tables are shown after Part 8.

Option 1	Installments For A Specified Period. Equal monthly payments will be made for any period selected, up to 30 years. The amount of each payment depends on the total amount applied, the period selected, and the monthly income rates we are using when the first payment is due. See the Option 1. Installments For A Specified Period table for the minimum monthly income rates.

Option 2
Life Income.     Equal monthly payments will be based on the life of a named person. Payments will continue for the lifetime of that person. Income with or without a minimum payment period may be elected. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named person’s age, satisfactory to us, will be required. See the Option 2. Life Income tables for the minimum monthly income rates.

Option 3	Interest. We will hold any amount applied under this option. Interest on the amount will be paid at an effective annual rate determined by us. This rate will not be less than 3%.

Option 4
Installments Of Specified Amount.     Each payment will be made for an agreed fixed amount. The total amount paid during the first year must be at least 6% of the total amount applied. Interest will be credited each month on the unpaid balance and added to it. This interest will be at an effective annual rate determined by us, but not less than 3%. Payments continue until the balance we hold is reduced to an amount less than the agreed fixed amount. The last payment will be for the balance only.

Option 5
Life Income With Payments Guaranteed For Amount Applied.     Equal monthly payments will be based on the life of a named person. Payments will be made until the total amount paid equals the amount applied, and as long thereafter as the named person lives. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named person’s age, satisfactory to us, will be required. See the Option 5. Life Income With Payments Guaranteed For Amount Applied tables for the minimum monthly income rates.

Option 6
Joint Life Income With Reduced Payments To Survivor.     Monthly payments will be based on the lives of two named persons. Payments at the initial level will continue while both are living or for 10 years if longer. When one dies (but not before the 10 years has elapsed), payments are reduced by one-third and will continue at that level for the lifetime of the other. After the 10 years has elapsed, payments stop when both named persons have died. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named persons’ ages, satisfactory to us, will be required. See the Option 6. Joint Life Income With Reduced Payments To Survivor tables for the minimum monthly income rates.

Alternate Life Income
If Option 2, 5, or 6 is elected, the named person(s) can elect to receive an alternate life income instead of receiving income based on the rates shown in the Payment Option Rates tables. The election must be made at the time the income is to begin. The monthly alternate life income will be at least equal to the monthly income provided by a new single premium immediate annuity (first payment immediate), based on our published rates then in use when the payment option is elected. The alternate life income will not be available if we are not offering new single premium immediate annuities at the time of election.

Electing A Payment Option
To elect any payment option, we require a written request. The Owner may elect an option during the Insured’s lifetime. If the death benefit is payable in one sum when the Insured dies, the Beneficiary may elect an option with our consent.

Effective Date And Payment Dates
The effective date of a payment option is the date the amount is applied under that option. For a death benefit, this is the date that due proof of the Insured’s death is received at our Administrative Office. For the net surrender value, it is the effective date of surrender.

The first payment is due on the effective date, except the first payment under Option 3 is due one month later. A later date for the first payment may be requested in the payment option election. All payment dates will fall on the same day of the month as the first one. No payment will become due until a payment date. No part payment will be made for any period shorter than the time between payment dates.

Example: Monthly payments of $100 are being made to your son on the 1st of each month. He dies on the 10th. No part payment is due your son or his estate for the period between the 1st and the 10th.

Withdrawals And Changes	If provided in the payment option election, all or part of the unpaid balance under Option 3 or 4 may be withdrawn or applied under any other option.

If the net surrender value is applied under Option 3 or 4, we may delay payment of any withdrawal for up to six months. In this case, interest at the rate in effect for Option 3 during this period will be paid on the amount withdrawn.

Income Protection
To the extent permitted by law, each option payment and any withdrawal shall be free from legal process and the claim of any creditor of the person entitled to them. No option payment and no amount held under an option can be taken or assigned in advance of its payment date, unless the Owner’s written consent is given before the Insured dies. This consent must be received at our Administrative Office.

Other Payment Option Rules
Options for any amount payable to an association, corporation, partnership, or fiduciary are available only with our consent. However, a corporation or partnership may apply any amount payable to it under Option 2, 5, or 6 if the option payments are based on the life or lives of the Insured, the Insured’s spouse, any child of the Insured, or any other person agreed to by us.

If a minimum payment period is elected under Options 1, 2, 5, and 6, the effective annual interest rate will not be less than 3%. This does not apply when an alternate life income is elected.

If a minimum payment period is elected, after the first payment is made we may increase the payments to reflect any additional interest earnings determined by us. This does not apply when an alternate life income is elected.

If the income that would be payable under a given payment option is the same for 2 or more periods of time at a given age, we automatically will pay income for the longest period.

Example:  You choose Option 2. You are 50 years old. The Payment Option Rate (for Option 2) is $3.64 for 5 years. The Payment Option Rate for 10 years is also $3.64. We will pay income for at least 10 years, which is the longest period.

Part 8. Notes On Our Computations

This Part covers some technical points about this policy.

Net Investment Factor
For each division of the Separate Account, the Net Investment Factor for any Valuation Date is the gross investment rate for that Date plus 1.00000000 and minus a Separate Account Asset Charge. This Separate Account Asset Charge will not exceed the Maximum Separate Account Asset Charge shown in the Policy Specifications. The Net Investment Factor may be greater or less than 1.00000000.

For each division of the Separate Account, the gross investment rate for any Valuation Date is equal to:

• The net earnings of that division on the Valuation Date, divided by
• The value of the total assets of that division on the Valuation Date.

The net earnings of each division are equal to the accrued investment income and capital gains and losses (realized and unrealized) of that division reduced by any investment management fees and any other expenses, and by any amount charged against that division for taxes paid or reserved by us.

The gross investment rate will be determined by us in accordance with generally accepted accounting principles and applicable laws, rules and regulations. This determination shall be conclusive upon the Owner, the Insured, any Beneficiary, any assignee, and any other person under this policy.

Accumulation Unit Value
The value of an accumulation unit in each division was set at $1.000000 on the first Valuation Date selected by us. The value on any Date thereafter is equal to the product of the Net Investment Factor for that division for that Valuation Date and the accumulation unit value on the preceding Valuation Date.

Adjustment Of Units And Values
We have the right to split or consolidate the number of accumulation units credited to the policy, with a corresponding increase or decrease in the unit values. We may exercise this right whenever we consider an adjustment of units to be desirable. However, strict equity will be preserved in making any adjustment. No adjustment will have any material effect on the benefits, provisions, or investment return of this policy, or on the Owner, the Insured, any Beneficiary, any assignee or other person, or on us.

Basis Of Computation	The basis of computation consists of the mortality rates and interest rates we use to determine:

• The minimum net surrender values;
• The maximum monthly insurance charges;
• The minimum rate used to credit interest on the fixed account value of the policy; and
• The minimum payments under payment Options 2, 5, and 6.

The mortality rates for the minimum net surrender values and for the maximum monthly insurance charges are shown in each Table Of Maximum Monthly Insurance Charges. The Minimum Annual Interest Rate For The Guaranteed Principal Account used to credit interest on the fixed account value of the policy is shown in the Policy Specifications. The mortality tables specified apply to amounts in a standard risk classification. Appropriate modifications are made to these tables for any amount that is not in a standard risk classification.

In computing the minimum payments under payment Options 2, 5, and 6, we use mortality rates from the 1983 Table “a” with Projection G for 32 years. The interest rate used is an annual rate of 3%.

Method Of Computing Values
When required by the state where this policy was delivered, we filed a detailed statement of the method we use to compute the policy benefits and values. These benefits and values are not less than those required by the laws of that state.

OPTION 1. INSTALLMENTS FOR
A SPECIFIED PERIOD—
PAYMENT OPTION RATES
MONTHLY INCOME PER
 $1,000 OF AMOUNT APPLIED

Years	Monthly Income
1	$84.47
2	42.86
3	28.99
4	22.06
5	17.91
6	15.14
7	13.16
8	11.68
9	10.53
10	9.61
11	8.86
12	8.24
13	7.71
14	7.26
15	6.87
16	6.53
17	6.23
18	5.96
19	5.73
20	5.51
21	5.32
22	5.15
23	4.99
24	4.84
25	4.71
26	4.59
27	4.47
28	4.37
29	4.27
30	4.18

The first income payment is payable
on the effective date of this Option.

OPTION 2.    LIFE INCOME—PAYMENT OPTION RATES
OPTION 5.    LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
 APPLIED—PAYMENT OPTION RATES
MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
MALE

AGE*	LIFE ONLY	5 YEARS MINIMUM	10 YEARS MINIMUM	20 YEARS MINIMUM	AMOUNT APPLIED
50	$3.94	$3.93	$3.91	$3.84	$3.82
51	4.00	3.99	3.97	3.89	3.87
52	4.07	4.06	4.04	3.94	3.93
53	4.14	4.13	4.10	4.00	3.98
54	4.21	4.20	4.17	4.06	4.05

55	4.29	4.28	4.25	4.11	4.11
56	4.37	4.36	4.32	4.17	4.17
57	4.45	4.44	4.40	4.23	4.24
58	4.54	4.53	4.49	4.30	4.32
59	4.64	4.63	4.58	4.36	4.39

60	4.75	4.73	4.67	4.42	4.47
61	4.86	4.84	4.77	4.49	4.55
62	4.97	4.95	4.88	4.56	4.64
63	5.10	5.07	4.99	4.62	4.73
64	5.23	5.20	5.11	4.69	4.83

65	5.38	5.34	5.23	4.75	4.93
66	5.53	5.49	5.36	4.82	5.04
67	5.69	5.64	5.49	4.88	5.15
68	5.87	5.81	5.63	4.94	5.27
69	6.05	5.98	5.77	5.00	5.39

70	6.25	6.17	5.92	5.06	5.52
71	6.46	6.36	6.07	5.11	5.66
72	6.68	6.56	6.23	5.16	5.80
73	6.91	6.78	6.39	5.21	5.95
74	7.16	7.00	6.56	5.25	6.10

75	7.43	7.24	6.73	5.29	6.27
76	7.71	7.50	6.90	5.33	6.44
77	8.02	7.76	7.07	5.36	6.63
78	8.35	8.04	7.25	5.39	6.82
79	8.70	8.33	7.42	5.41	7.02

80	9.07	8.64	7.60	5.43	7.23
81	9.47	8.96	7.77	5.45	7.46
82	9.89	9.29	7.94	5.46	7.69
83	10.35	9.64	8.10	5.48	7.93
84	10.83	10.00	8.26	5.48	8.19

85	11.35	10.37	8.41	5.49	8.46

Rates for other ages are available upon request.
*Age on birthday nearest the due date of the first payment.
The first income payment is payable on the effective date of this Option

OPTION 2. LIFE INCOME—PAYMENT OPTION RATES
OPTION 5. LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
APPLIED—PAYMENT OPTION RATES

MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
FEMALE

AGE*	LIFE ONLY	5 YEARS MINIMUM	10 YEARS MINIMUM	20 YEARS MINIMUM	AMOUNT APPLIED
50	$3.64	$3.64	$3.63	$3.60	$3.58
51	3.69	3.69	3.68	3.63	3.63
52	3.74	3.74	3.73	3.69	3.67
53	3.80	3.80	3.79	3.74	3.72
54	3.86	3.85	3.84	3.79	3.77

55	3.92	3.91	3.90	3.84	3.83
56	3.98	3.98	3.96	3.90	3.88
57	4.05	4.04	4.03	3.95	3.94
58	4.12	4.12	4.10	4.01	4.00
59	4.20	4.19	4.17	4.07	4.07

60	4.28	4.27	4.25	4.14	4.13
61	4.36	4.36	4.33	4.20	4.20
62	4.45	4.45	4.42	4.27	4.28
63	4.55	4.54	4.51	4.34	4.36
64	4.65	4.64	4.60	4.41	4.44

65	4.76	4.75	4.70	4.48	4.53
66	4.88	4.86	4.81	4.55	4.62
67	5.00	4.99	4.92	4.62	4.71
68	5.14	5.12	5.04	4.69	4.82
69	5.28	5.26	5.17	4.76	4.92

70	5.44	5.41	5.30	4.83	5.04
71	5.60	5.57	5.45	4.90	5.16
72	5.78	5.74	5.59	4.97	5.28
73	5.97	5.92	5.75	5.03	5.42
74	6.18	6.12	5.91	5.09	5.56

75	6.40	6.33	6.08	5.15	5.71
76	6.64	6.55	6.26	5.20	5.87
77	6.90	6.79	6.44	5.25	6.04
78	7.18	7.04	6.63	5.29	6.21
79	7.48	7.31	6.82	5.33	6.40

80	7.80	7.60	7.01	5.36	6.59
81	8.14	7.90	7.21	5.39	6.80
82	8.52	8.22	7.40	5.41	7.01
83	8.92	8.56	7.60	5.43	7.24
84	9.36	8.92	7.78	5.45	7.48

85	9.83	9.29	7.96	5.47	7.73

Rates for other ages are available upon request.
*Age on birthday nearest the due date of the first payment.
The first income payment is payable on the effective date of this Option.

OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
TO SURVIVOR—PAYMENT OPTION RATES

MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
MALE & FEMALE

MALE	FEMALE IS YOUNGER THAN MALE BY:

AGE	10 Yrs.	9 Yrs.	8 Yrs.	7 Yrs.	6 Yrs.	5 Yrs.	4 Yrs.	3 Yrs.	2 Yrs.	1 Yr.
55	$3.63	$3.65	$3.68	$3.70	$3.73	$3.76	$3.79	$3.82	$3.85	$3.88
56	3.67	3.70	3.73	3.75	3.78	3.81	3.84	3.87	3.90	3.94
57	3.72	3.75	3.78	3.81	3.84	3.87	3.90	3.93	3.97	4.00
58	3.77	3.80	3.83	3.86	3.89	3.93	3.96	4.00	4.03	4.07
59	3.83	3.86	3.89	3.92	3.96	3.99	4.03	4.06	4.10	4.14

60	3.88	3.92	3.95	3.98	4.02	4.06	4.09	4.13	4.17	4.21
61	3.94	3.98	4.01	4.05	4.09	4.13	4.16	4.21	4.25	4.29
62	4.01	4.04	4.08	4.12	4.16	4.20	4.24	4.28	4.33	4.37
63	4.07	4.11	4.15	4.19	4.23	4.28	4.32	4.37	4.41	4.46
64	4.14	4.18	4.22	4.27	4.31	4.36	4.40	4.45	4.50	4.55

65	4.21	4.26	4.30	4.35	4.39	4.44	4.49	4.54	4.60	4.65
66	4.29	4.33	4.38	4.43	4.48	4.53	4.58	4.64	4.69	4.75
67	4.37	4.42	4.47	4.52	4.57	4.63	4.68	4.74	4.80	4.86
68	4.45	4.50	4.56	4.61	4.67	4.73	4.79	4.85	4.91	4.97
69	4.54	4.59	4.65	4.71	4.77	4.83	4.89	4.96	5.03	5.09

70	4.63	4.69	4.75	4.81	4.87	4.94	5.01	5.08	5.15	5.22
71	4.73	4.79	4.85	4.92	4.99	5.06	5.13	5.20	5.28	5.35
72	4.83	4.89	4.96	5.03	5.10	5.18	5.25	5.33	5.41	5.49
73	4.93	5.00	5.07	5.15	5.23	5.30	5.38	5.47	5.55	5.64
74	5.04	5.12	5.19	5.27	5.35	5.44	5.52	5.61	5.70	5.79

75	5.16	5.24	5.32	5.40	5.49	5.58	5.67	5.76	5.85	5.95
76	5.28	5.36	5.45	5.54	5.63	5.72	5.82	5.92	6.02	6.12
77	5.41	5.50	5.59	5.68	5.78	5.88	5.98	6.08	6.18	6.29
78	5.54	5.63	5.73	5.83	5.93	6.04	6.14	6.25	6.36	6.46
79	5.68	5.78	5.88	5.98	6.09	6.20	6.31	6.42	6.53	6.65

80	5.82	5.93	6.04	6.15	6.26	6.37	6.49	6.60	6.72	6.83
81	5.97	6.08	6.20	6.31	6.43	6.55	6.67	6.79	6.90	7.02
82	6.13	6.25	6.36	6.48	6.61	6.73	6.85	6.97	7.09	7.21
83	6.29	6.41	6.53	6.66	6.79	6.91	7.04	7.16	7.28	7.40
84	6.46	6.58	6.71	6.84	6.97	7.10	7.23	7.35	7.47	7.59

85	6.63	6.76	6.89	7.02	7.15	7.29	7.41	7.54	7.66	7.78
Rates for other ages are available upon request. *Age on birthday nearest the due date of the first payment. The first income payment is payable on the effective date of this Option.

OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS TO SURVIVOR—PAYMENT OPTION RATES
MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED MALE & FEMALE
MALE	FEMALE IS OLDER THAN MALE BY:
AGE*	SAME AGE	1 YEAR	2 YEARS	3 YEARS	4 YEARS	5 YEARS
55	$3.91	$3.94	$3.97	$4.01	$4.04	$4.08
56	3.97	4.00	4.04	4.07	4.11	4.15
57	4.04	4.07	4.11	4.15	4.18	4.22
58	4.10	4.14	4.18	4.22	4.26	4.30
59	4.18	4.22	4.26	4.30	4.34	4.39

60	4.25	4.30	4.34	4.38	4.43	4.47
61	4.33	4.38	4.42	4.47	4.52	4.57
62	4.42	4.47	4.52	4.57	4.62	4.67
63	4.51	4.56	4.61	4.66	4.72	4.77
64	4.60	4.66	4.71	4.77	4.83	4.88

65	4.71	4.76	4.82	4.88	4.94	5.00
66	4.81	4.87	4.93	4.99	5.06	5.12
67	4.92	4.99	5.05	5.12	5.18	5.25
68	5.04	5.11	5.18	5.25	5.32	5.39
69	5.16	5.24	5.31	5.38	5.46	5.53

70	5.29	5.37	5.45	5.52	5.60	5.68
71	5.43	5.51	5.59	5.67	5.76	5.84
72	5.58	5.66	5.74	5.83	5.91	6.00
73	5.73	5.81	5.90	5.99	6.08	6.17
74	5.88	5.97	6.07	6.16	6.25	6.34

75	6.05	6.14	6.24	6.33	6.43	6.52
76	6.21	6.31	6.41	6.51	6.61	6.70
77	6.39	6.49	6.59	6.69	6.79	6.89
78	6.57	6.68	6.78	6.88	6.98	7.07
79	6.76	6.86	6.97	7.07	7.17	7.26

80	6.94	7.05	7.16	7.26	7.36	7.45
81	7.13	7.25	7.35	7.45	7.55	7.63
82	7.33	7.44	7.54	7.64	7.73	7.82
83	7.52	7.62	7.73	7.82	7.91	7.99
84	7.70	7.81	7.91	8.00	8.08	8.16

85	7.88	7.99	8.08	8.17	8.25	8.32
Rates for other ages are available upon request. *Age on birthday nearest the due date of the first payment. The first income payment is payable on the effective date of this Option.

OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS TO SURVIVOR—PAYMENT OPTION RATES

MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED MALE1 & MALE2
MALE1	MALE2 IS YOUNGER THAN MALE1 BY:
AGE*	10 Yrs.	9 Yrs.	8 Yrs.	7 Yrs.	6 Yrs.	5 Yrs.	4 Yrs.	3 Yrs.	2 Yrs.	1 Yr.
60	$4.06	$4.09	$4.13	$4.17	$4.20	$4.24	$4.28	$4.33	$4.37	$4.41
61	4.12	4.16	4.20	4.24	4.28	4.32	4.36	4.41	4.45	4.50
62	4.20	4.24	4.28	4.32	4.36	4.41	4.45	4.50	4.54	4.59
63	4.27	4.31	4.36	4.40	4.45	4.49	4.54	4.59	4.64	4.69
64	4.35	4.39	4.44	4.49	4.53	4.58	4.63	4.69	4.74	4.79

65	4.43	4.48	4.53	4.58	4.63	4.68	4.73	4.79	4.84	4.90
66	4.52	4.57	4.62	4.67	4.73	4.78	4.84	4.90	4.95	5.01
67	4.61	4.66	4.72	4.77	4.83	4.89	4.95	5.01	5.07	5.13
68	4.71	4.76	4.82	4.88	4.94	5.00	5.06	5.13	5.19	5.26
69	4.81	4.87	4.93	4.99	5.05	5.12	5.19	5.25	5.32	5.39

70	4.91	4.98	5.04	5.11	5.17	5.24	5.31	5.38	5.46	5.53
71	5.02	5.09	5.16	5.23	5.30	5.37	5.45	5.52	5.59	5.67
72	5.14	5.21	5.28	5.36	5.43	5.51	5.58	5.66	5.74	5.82
73	5.26	5.33	5.41	5.49	5.57	5.65	5.73	5.81	5.89	5.97
74	5.39	5.47	5.55	5.63	5.71	5.79	5.88	5.96	6.04	6.13

75	5.52	5.60	5.69	5.77	5.86	5.95	6.03	6.12	6.21	6.29

MALE1	MALE2 IS OLDER THAN MALE1 BY:
AGE*	SAME AGE	1 Yr.	2 Yrs.	3 Yrs.	4 Yrs.	5 Yrs.
60	$4.45	$4.50	$4.54	$4.59	$4.63	$4.68
61	4.54	4.59	4.64	4.69	4.73	4.78
62	4.64	4.69	4.74	4.79	4.84	4.89
63	4.74	4.79	4.84	4.90	4.95	5.00
64	4.85	4.90	4.95	5.01	5.06	5.12

65	4.96	5.01	5.07	5.13	5.19	5.24
66	5.07	5.13	5.19	5.25	5.31	5.37
67	5.20	5.26	5.32	5.38	5.45	5.51
68	5.32	5.39	5.46	5.52	5.58	5.65
69	5.46	5.53	5.59	5.66	5.73	5.79

70	5.60	5.67	5.74	5.81	5.88	5.95
71	5.74	5.82	5.89	5.96	6.03	6.10
72	5.89	5.97	6.04	6.12	6.19	6.26
73	6.05	6.13	6.21	6.28	6.36	6.43
74	6.21	6.29	6.37	6.45	6.53	6.60

75	6.38	6.46	6.54	6.62	6.70	6.77
Rates for other ages are available upon request. *Age on birthday nearest the due date of the first payment. The first income payment is payable on the effective date of this Option.

OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS TO SURVIVOR—PAYMENT OPTION RATES
MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED FEMALE1 & FEMALE2
FEMALE1	FEMALE2 IS YOUNGER THAN FEMALE1 BY:
AGE*	10 Yrs.	9 Yrs.	8 Yrs.	7 Yrs.	6 Yrs.	5 Yrs.	4 Yrs.	3 Yrs.	2 Yrs.	1 Yr.
60	$3.76	$3.79	$3.82	$3.85	$3.88	$3.91	$3.95	$3.98	$4.01	$4.05
61	3.82	3.85	3.88	3.91	3.94	3.98	4.01	4.05	4.08	4.12
62	3.88	3.91	3.94	3.98	4.01	4.05	4.08	4.12	4.16	4.20
63	3.94	3.97	4.01	4.04	4.08	4.12	4.16	4.19	4.23	4.28
64	4.00	4.04	4.07	4.11	4.15	4.19	4.23	4.27	4.32	4.36

65	4.07	4.11	4.15	4.19	4.23	4.27	4.31	4.36	4.40	4.45
66	4.14	4.18	4.22	4.27	4.31	4.35	4.40	4.45	4.50	4.54
67	4.22	4.26	4.30	4.35	4.40	4.44	4.49	4.54	4.59	4.64
68	4.30	4.34	4.39	4.44	4.49	4.54	4.59	4.64	4.70	4.75
69	4.38	4.43	4.48	4.53	4.58	4.64	4.69	4.75	4.80	4.86

70	4.47	4.52	4.57	4.63	4.68	4.74	4.80	4.86	4.92	4.98
71	4.56	4.62	4.67	4.73	4.79	4.85	4.91	4.98	5.04	5.11
72	4.66	4.72	4.78	4.84	4.91	4.97	5.04	5.10	5.17	5.24
73	4.77	4.83	4.89	4.96	5.03	5.09	5.16	5.24	5.31	5.38
74	4.88	4.94	5.01	5.08	5.15	5.23	5.30	5.38	5.45	5.53

75	4.99	5.06	5.14	5.21	5.29	5.36	5.44	5.52	5.60	5.69

FEMALE1	FEMALE2 IS OLDER THAN FEMALE1 BY:
AGE*	SAME AGE	1 Yr.	2 Yrs.	3 Yrs.	4 Yrs.	5 Yrs.
60	$4.08	$4.12	$4.16	$4.19	$4.23	$4.27
61	4.16	4.20	4.23	4.27	4.31	4.35
62	4.24	4.28	4.32	4.36	4.40	4.44
63	4.32	4.36	4.40	4.45	4.49	4.54
64	4.40	4.45	4.50	4.54	4.59	4.64

65	4.50	4.54	4.59	4.64	4.69	4.74
66	4.59	4.64	4.70	4.75	4.80	4.85
67	4.70	4.75	4.80	4.86	4.91	4.97
68	4.81	4.86	4.92	4.98	5.04	5.09
69	4.92	4.98	5.04	5.10	5.16	5.23

70	5.04	5.11	5.17	5.24	5.30	5.36
71	5.17	5.24	5.31	5.38	5.44	5.51
72	5.31	5.38	5.45	5.52	5.59	5.66
73	5.46	5.53	5.60	5.68	5.75	5.82
74	5.61	5.69	5.76	5.84	5.92	5.99

75	5.77	5.58	5.93	6.01	6.09	6.16
Rates for other ages are available upon request. *Age on birthday nearest the due date of the first payment. The first income payment is payable on the effective date of this Option.

Additional Insurance Rider

This rider provides term insurance on the life of the Insured. This insurance is convertible for a limited period. We discuss this rider, and the rules that apply to it, in the provisions that follow.

Rider Part Of The Policy
This rider is made a part of this policy as of the Rider Issue Date in return for the application for this rider and the payment of monthly rider insurance charges, which are discussed later in this rider. All of the policy provisions apply to this rider, except for those that are inconsistent with this rider.

Rider Benefit
This rider provides that the Rider Face Amount is added to the policy Face Amount in determining the amount of benefit under the Death Benefit Option in effect under the policy. The Initial Rider Face Amount is shown in the Policy Specifications for this rider. The Rider Face Amount may be increased or decreased under the terms of this rider.

Dates—Rider Date, Rider Anniversary Date, Rider Year, Rider Issue Date, Rider Expiration Date
The Rider Date is shown in the Policy Specifications for this rider. It is the starting point for determining the Rider Anniversary Dates. The first Rider Anniversary Date is one year after the Rider Date. The period from the Rider Date to the first Rider Anniversary Date, or from one Rider Anniversary Date to the next, is called a Rider Year.

The Rider Issue Date is also shown in the Policy Specifications for this rider. This Date starts the contestability and suicide periods for the insurance provided by this rider. We discuss contestability and suicide later in this rider. This rider is in force from the Rider Issue Date or, if later, the date the first premium under this policy is received in good order at our Administrative Offices.

The Rider Expiration Date (also shown in the Policy Specifications for this rider) is the date insurance coverage under this rider ends. While coverage under this rider is in force, it will continue to, but not including, the Rider Expiration Date.

Ages—Rider Issue Age, Rider Attained Age	The Rider Issue Age (shown in the Policy Specifications for this rider) is the age of the Insured on the birthday nearest the Rider Date.

The Rider Attained Age is the Rider Issue Age increased by the number of full Rider Years that have elapsed.

Insurance Charges
Insurance charges for this rider are due on each Monthly Charge Date prior to the Rider Expiration Date. The maximum monthly insurance charge rates per $1,000 of rider insurance risk are shown in the Tables Of Maximum Monthly Rider Insurance Charges in the Policy Specifications for this rider. The maximum monthly rider insurance charge rates for the Initial Rider Face Amount and for each Rider Face Amount increase will be shown in separate tables.

Monthly insurance charges for this rider are computed as part of the policy monthly insurance charge as described in the Insurance Charge provision in Part 3 of the policy. The rider insurance risk for the Initial Rider Face Amount and for each increase in Rider Face Amount is computed as part of the policy insurance risk, which is described in the Insurance Charge provision of the policy. The Initial Rider Face Amount and any increase in Rider Face Amount are treated as increases in the policy Face Amount in that provision.

In determining the combined insurance risk for the policy and this rider, the insurance risk may be increased due to the minimum death benefit as described in the Insurance Charge provision of this policy. Such an increase will be allocated to the most recently issued policy Face Amount and Rider Face Amount increases that required evidence of insurability. This pro rata allocation will be based on the total policy Face Amount and the total Rider Face Amount.

We may charge less than the maximum monthly rider insurance charges shown in the table(s). Any change in these charges will apply to all individuals in the same class.

Rider Face Amount Charge	The amount of the monthly rider face amount charge will be determined by us. However, it will not exceed the result of:

•       The Rider Face Amount divided by 1,000; then multiplied by
•       The Maximum Monthly Rider Face Amount Charge for the year of coverage. These maximum charges are shown in the Policy Specifications for this rider.

If the Rider Face Amount has been increased, the rider face amount charge for each month will be the sum of the charges determined separately for each segment of the Rider Face Amount.

Guaranteed Death Benefit Rider Factor
This factor is taken from the Guaranteed Death Benefit Measure on each Monthly Charge Date prior to the rider expiration date. The monthly insurance factors per 1,000 of Guaranteed Death Benefit Measure rider risk are shown in the Table Of Guaranteed Death Benefit Monthly Rider Insurance Factors in the Policy Specifications for this rider. The monthly insurance factors for the Initial Rider Face Amount and for each rider Face Amount increase will be shown in separate tables.

The Guaranteed Death Benefit monthly insurance factors for this rider are computed as part of the policy Guaranteed Death Benefit Monthly Insurance Factor as described in the Guaranteed Death Benefit Monthly Insurance Factor provision in Part 4 of the policy. The Guaranteed Death Benefit Measure rider risk for the Initial Rider Face Amount and for each increase in Rider Face Amount is computed as part of the policy Guaranteed Death Benefit Monthly Insurance Factor, which is described in the Guaranteed Death Benefit Monthly Insurance Factor provision of the policy. The Initial Rider Face Amount and any increase in Rider Face Amount are treated as increases in the policy Face Amount in that provision.

Rider Premium Expense Factor
The Rider Premium Expense Factor is shown in the Policy Specifications for this rider. It is used to determine the premium expense charge and the net premium. See the Net Premium provision in Part 2 of this policy.

While this rider is in force, premium payments made on this policy will be allocated to each segment of the policy Face Amount and to any benefit rider this policy has, including this rider. This allocation will be made on a pro rata basis using the Premium Expense Factor for each segment of the policy Face Amount, the Rider Premium Expense Factor for each rider, and the Rider Premium Expense Factors for any increases in each rider.

Increases In The Rider Face Amount
While this rider is in force, the Rider Face Amount may be increased upon written application. We require evidence of insurability, satisfactory to us, for an increase. The amount of each increase must be for at least the Minimum Rider Face Amount Increase shown in the Policy Specifications for this rider.

If the account value of the policy is insufficient to continue the policy and this rider in force for three months at the new monthly charges and interest, we may require a payment sufficient to increase the account value to such amount.

Any increase in the Rider Face Amount that is elected under an insurability protection type of rider will be effective as directed in that rider. Any other increase will be effective on the policy Monthly Charge Date that is on, or precedes, the date we approve the application for it. Monthly rider charges for an increase will be deducted from the policy account value starting on the effective date of the increase.

No increase in the Rider Face Amount will be permitted after the Rider Anniversary Date nearest the Insured’s 90th birthday.

Decreases In The Rider Face Amount
After the first Rider Year, the Rider Face Amount may be decreased by the Owner’s written request. No Rider Face Amount decrease will be permitted within one year following the effective date of any Rider Face Amount increase or policy Face Amount increase. Any decrease in the Rider Face Amount that results from the Owner’s written request will be effective on the policy Monthly Charge Date that is on, or precedes, the date we receive the written request.

The Rider Face Amount also may be decreased as a result of a withdrawal or a change in Death Benefit Option, as described in the Making Withdrawals and Changes In The Death Benefit Option provisions of the policy. If the policy Face Amount is reduced under the terms of either provision, then the Rider Face Amount is not reduced. However, if the withdrawal or Death Benefit Option change would not be allowed due to the Minimum Face Amount limit in the provision, then the withdrawal or Death Benefit Option change will be allowed under the following conditions:

1.      The policy Face Amount will be reduced by the amount, if any, that would reduce it to the    Minimum Face Amount;
2.      The Rider Face Amount will be reduced by the balance of the amount indicated by the terms    of the policy provision; and
3.      Any decrease in Rider Face Amount due to a withdrawal or Death Benefit Option change will    be effective as of the date of the withdrawal or change.

If a Rider Face Amount decrease follows one or more Rider Face Amount increases, the decrease is taken from the most recent Rider Face Amount increase(s).

Conversion
While this rider is in force, all or part of the Rider Face Amount may be converted to new life insurance on the Insured. Conversion may be made at any time before the Rider Attained Age 70. A written application will be needed. However, evidence of insurability will not be required.

Conversion will be effective on the policy Monthly Charge Date that is on, or precedes, the date we receive the written application in good order. Insurance converted under this rider will continue to, but not including, that Monthly Charge Date.

The new life insurance on the Insured will be effective on the date of the conversion and must meet the following requirements:

1.      It must be a flexible premium adjustable variable life insurance policy then offered by us or    one of our affiliates that could be purchased on the life of the Insured;
2.      The face amount of coverage will be the amount of Rider Face Amount converted;

3. It will be issued at the rates then available using the age of the Insured on the nearest birthday and the comparable risk class(es) under this rider for the amount converted;
4. It will be subject to any limitations of risk and any assignments in effect for the Insured under this rider; and
5. It will include any benefit riders only with our consent.

In addition, if only part of the Rider Face Amount is converted:

1. The amount converted must meet the minimum amount requirements of the new life insurance effective on the date of conversion; and
2. If a partial conversion follows one or more increases in the Rider Face Amount, the amount converted is taken from the most recent increase(s).

Upon conversion the new life insurance will be modified to show that the suicide and contestability periods will be measured from the date(s) applicable under this rider.

Contestability
We can bring legal action to contest the validity of any life insurance coverage under this rider for the Insured for any material misrepresentation of a fact made in the application for that coverage. However, we cannot, in the absence of fraud, contest the validity of any such life insurance coverage after that coverage has been in force during the lifetime of the Insured for two years or, if that coverage is reinstated, for two years after the date of reinstatement.

Misstatement Of Age Or Gender
If the Insured’s date of birth or gender as given in the application is not correct, the Rider Face Amount may be adjusted. The adjustment will reflect the amount provided by the most recent monthly rider insurance charge using the correct age and gender. If the adjustment is made while the Insured is living, monthly rider insurance charges will be based on the correct age and gender.

Suicide
If the Insured commits suicide, while sane or insane, within two years after life insurance coverage under this rider becomes effective and while this rider is in force, we will pay a limited death benefit to the beneficiary. In this case, the limited benefit will be the monthly rider insurance charges deducted for that coverage. However, there will be no separate death benefit under this rider if a limited death benefit is payable under the policy Death By Suicide provision due to suicide within two years after the policy Issue Date or after this policy is reinstated.

Termination Of This Rider	This rider will continue in force to, but not including, the Rider Expiration Date. However, this rider will end before that date when any of the following occurs:

• The end of the grace period for an unpaid premium under the policy;
• Termination of this policy for any other reason;
• Change of this policy to a different policy on which this rider is not available; or
• Conversion of the remaining Rider Face Amount under this rider.

Cancellation Of This Rider
This rider may be cancelled by the Owner’s written request. Such cancellation will take effect on the policy Monthly Charge Date that is on, or precedes, the date we receive the written request in good order. Insurance under this rider will continue to, but not including, the effective date of cancellation.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

ABC	ABC
PRESIDENT	SECRETARY

Disability Benefit Rider

This rider provides benefits if the Insured becomes totally disabled. It provides for waiver of monthly charges and the credit of a Specified Monthly Benefit if the Insured is totally and continuously disabled for four months or more. We discuss this rider, and the rules that apply to it, in the provisions that follow.

Rider Part Of The Policy
This rider is made a part of this policy as of its Rider Issue Date, in return for the application for this rider and the payment of monthly rider charges. The Rider Issue Date is shown in the Policy Specifications for this rider. Monthly rider charges are discussed later in this rider. All the provisions of this policy apply to this rider, except for those that are inconsistent with this rider. This rider is in force from its Rider Issue Date or, if later, the date the first premium under this policy is paid.

Rider Benefits	This rider provides two types of benefits if the Insured becomes totally disabled. They are described as follows:

•       We will credit the Specified Monthly Benefit shown in the Policy Specifications for this rider to the account value of this policy on specific Monthly Charge Dates. The Specified Monthly Benefit will be treated as a net premium subject to the terms of the policy; and

• We will waive the monthly charges for the policy due on specific Monthly Charge Dates.

The amount of rider benefit that is allocated to the Guaranteed Principal Account will also be reflected in the Guaranteed Death Benefit Measure. However, if the rider benefit allocated to the Guaranteed Principle Account is less than the Guaranteed Death Benefit Monthly Rider Factors applicable to any policy month, the policy’s Guaranteed Death Benefit Monthly Factors will be added to the Guaranteed Death Benefit Measure on that Monthly Charge Date.

These benefits will be provided after the Insured has been totally disabled for four continuous months or longer and all conditions of this rider are met. Subject to the other provisions of this rider, the Monthly Charge Dates for which each type of benefit will be provided are:

• Any Monthly Charge Date (except the Rider Date) during the first four months of the Insured’s total disability; and
• Any Monthly Charge Date thereafter during the continuance of total disability but before the Insured’s Attained Age reaches 65; and
• For the waiver of monthly charges type of benefit, all Monthly Charge Dates thereafter if total disability begins before Attained Age 60 and continues to Attained Age 65.

For any of these Monthly Charge Dates that have already passed at the time a claim is approved, the account value of this policy will be adjusted to reflect provision of these monthly benefits. We will not refund any premiums paid during the time we are approving a claim. The Rider Date is shown in the Policy Specifications for this rider.

If there is any policy debt while the Insured is totally disabled, the allowance of benefits under this rider does not guarantee that this policy will continue in force.

When Benefits End	The benefits under this rider will end when any of the following occurs:
• The Insured is no longer totally disabled; or
• Satisfactory proof of continued total disability is not given to us as required; or
• The Insured refuses or fails to have an examination we require; or
• For the Specified Monthly Amount, the day before the Insured’s Attained Age becomes 65; and
• For waiver of monthly charges, the day before the Insured’s Attained Age becomes 65 if total disability began when the Insured’s Attained Age was 60 or older.

Exclusions	This rider does not provide any benefit for:

• Any Monthly Charge Date before the Insured’s Attained Age 5;
• Total disability directly caused by any willfully and intentionally self-inflicted injury; or

•       Total disability caused by war while the Insured is in the military forces of any country at war or in any civilian noncombatant unit serving with those forces. “War” includes undeclared war and any act of war. “Country” includes any international organization or group of countries.

Limitation On Right To Increase Face Amount
Each increase in the Face Amount of the policy may cause an increase in the benefit amount for this rider. In certain cases, however, benefits under this rider cannot be increased. In those cases, we have the right to refuse an increase in the Face Amount. Those cases are:

• The rider benefits after the increase would exceed our published limits for such benefits;
• The Insured does not meet our underwriting requirements for the additional rider benefits; and
• A higher rating would apply to the additional rider benefits than to the existing benefits.

This limitation does not apply to any increase under the policy not requiring evidence of insurability.

Total Disability	Total disability is the incapacity of the Insured that:
• Is caused by sickness or injury; and
• Begins whi le this rider is in force; and
• For the first 24 months of any period of total disability, prevents the Insured from performing, for compensation, wage or profit, substantially all the duties of the Insured’s occupation; and
• After total disability has continued for 24 months, prevents the Insured from engaging, for compensation, wage or profit, in any occupation the Insured is or may become qualified to perform.

For the first 24 months of any period of total disability, the Insured’s occupation is the Insured’s usual work, employment, business, or profession at the time total disability began. After total disability has continued for 24 months, any occupation the Insured is or may become qualified to perform means any work, employment, business, or profession the Insured is reasonably qualified to do based on education, training, or experience. Until the Insured reaches an age at which formal education may be legally ended, occupation means attendance at school.

Example:  You are a full-time surgeon. You receive an injury to your hands that prevents you from performing surgery, but you can carry on a general medical practice. For the first 24 months, your occupation is surgeon. After that time, your occupation will be any that you are reasonably qualified to do based on your education, training, or experience. Since you can carry on a general medical practice, we would no longer consider you to be totally disabled.

For some conditions, we consider the Insured to be totally disabled even if the Insured is able to work. These conditions are the total loss of sight of both eyes, or the total loss of use of both hands, or both feet, or one hand and one foot. Any of these will be total disability as long as the loss continues.

Recurrent Disabilities
Periods of recurrent disability may not be used to satisfy the requirements of the initial 4 month waiting period. After the 4 month waiting period has been satisfied a period of total disability following an earlier period of total disability that was due to the same, or a related, condition may be considered to be a continuation of the earlier period. This depends on how much time passed from the end of the earlier period to the beginning of the current one. If less than 6 months have passed, we will consider it to be a continuation of the earlier period. If 6 months or more have passed, we will consider it to be a new period of disability.

Example:  You were totally disabled for 10 months because of a severe knee injury. Two weeks after you recover, your knee fails and you are totally disabled again. We consider this to be a continuation of the earlier period of total disability.

Notice Of Claim
Notice of claim means written notice that the Insured is totally disabled and that a claim may be made under this rider. We require that this notice identify the Insured. Notice given by or for the Owner shall be notice of claim.

However, there are two time limits for giving notice of claim. First, no benefit will be considered unless notice is given to us while the Insured is living and during the continuance of total disability. Second, if notice is given more than one policy year from the Monthly Charge Date on which charges would have first been waived due to the Insured’s total disability, we will only provide a benefit for the twelve Monthly Charge Dates that immediately precede the date notice is given to us. However, there is an exception to each of these time limits. If it was not reasonably possible to give us notice of claim while the Insured was living and within the same time limits, the delay will not reduce the benefit if notice is given as soon as reasonably possible.

Proof Of Claim
Before any benefit is allowed, proof of claim must be given to us at our Administrative Office. Proof may be given by or for the Owner. Proof of claim includes written proof from a licensed medical practitioner, other than the Insured or an Insured’s family member satisfactory to us, that:

• The Insured is totally disabled; and
• Total disability began while this rider was in force; and
• Total disability began before the Insured’s Attained Age 65; and
• Total disability has continued for four months.

We have forms that are to be used to make a claim. They will be sent promptly upon request. As part of the proof of claim, we have the right to require an examination of the Insured at our expense by a physician chosen by us.

When Proof Of Claim Must Be Furnished
Proof of claim must be received at our Administrative Office within one year after the notice of claim was given to us. However, if it was not reasonably possible to give us proof of claim on time, the delay will not reduce the benefit if proof is given as soon as reasonably possible.

Proof Of Continued Disability
During the first two years after proof of claim is received, we may require satisfactory proof of continued disability at reasonable intervals. After two years, we may require proof not more than once a year. As part of this proof, we have the right to require an examination of the Insured at our expense by a physician chosen by us.

Proof of continued disability will not be required once the Insured has become Attained Age 65 if total disability began before the Insured was Attained Age 60.

Rider Charges
Each month while this rider is in force, the rider charge is the sum of the waiver charge and the specified benefit charge. The waiver charge each month equals the sum of the policy monthly charges for the month, excluding the rider charge for this rider, multiplied by the Waiver Charge Rate for the Insured’s Attained Age. The specified benefit charge each month equals the Specified Monthly Benefit multiplied by the Specified Benefit Charge Rate for the Insured’s Attained Age. The Waiver Charge Rates and the Specified Benefit Charge Rates are shown in the Policy Specifications for this rider.

Example:  The sum of the policy monthly charges for the month is $200. The Waiver Charge Rate for the Attained Age of the Insured is 0.076. The waiver charge for that month is $15.20 ($200 multiplied by 0.076).

The Specified Monthly Benefit is $500. The Specified Benefit Charge Rate for the Insured’s Attained Age is 0.0276. The specified benefit charge for that month is $13.80 ($500 multiplied by 0.0276).

The rider charge for that month is $29.00 ($15.20 plus $13.80).

Guaranteed Death Benefit Rider Factor
This factor is taken from the Guaranteed Death Benefit Measure on each Monthly Charge Date while this rider is in force. Each month while this rider is in force, the Guaranteed Death Benefit Rider Factor is the sum of the Guaranteed Death Benefit Waiver Factor and the Guaranteed Death Benefit Specified Benefit Factor.

The Guaranteed Death Benefit Waiver Factor each month equals the sum of the Guaranteed Death Benefit Monthly Factors for the month, excluding the factor for this rider, multiplied by the Waiver Factor for the Insured’s Attained Age.

The Guaranteed Death Benefit Specified Benefit Factor each month is equal to the Specified Monthly Benefit for that month multiplied by the Specified Benefit Factor for the Insured’s Attained Age. The Waiver Factors and Specified Benefit Factors are shown in the Policy Specifications for this rider. See the Guaranteed Death Benefit Measure provision in Part 4 of this policy.

Rider Premium Expense Factor
The Rider Premium Expense Factor is shown in the Policy Specifications for this rider. It is used to determine the premium expense charge and the net premium. See the Net Premium provision in Part 2 of the policy.

While this rider is in force, premium payments made on this policy will be allocated to each segment of the policy Face Amount and to any benefit rider this policy has, including this rider. This allocation will be made on a pro rata basis using the Premium Expense Factor for each segment of the policy Face Amount, the Rider Premium Expense Factor for each rider, and the Rider Premium Expense Factors for any increases in each rider.

Contestability
We can bring legal action to contest the validity of this rider for any material misrepresentation of a fact made in the application for this rider. However, we cannot, in the absence of fraud, contest the validity of this rider after it has been in force during the lifetime of the Insured and without the occurrence of total disability for two years after its Rider Issue Date. The Rider Issue Date is shown in the Policy Specifications for this rider.

Termination Of This Rider
While monthly charges for this rider are being deducted from the account value of this policy, this rider will continue in force to, but not including, the Policy Anniversary Date on which the Insured’s Attained Age becomes 65. However, any benefits under this rider for which the Insured qualified before termination may be claimed after termination as specified in the Notice Of Claim provision.

Cancellation Of This Rider	This rider may be cancelled by the Owner’s written request. Such cancellation will take effect on the policy Monthly Charge Date that is on, or precedes, the date we receive the written request.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

ABC	ABC
PRESIDENT	SECRETARY

Guaranteed Insurability Rider

This rider provides the right to increase the Face Amount of this policy without evidence of insurability. We discuss this rider, and the rules that apply to it, in the provisions that follow.

Rider Part Of The Policy
This rider is made a part of this policy as of its Rider Issue Date, in return for the application for this rider and the payment of monthly rider charges. The Rider Issue Date is shown in the Policy Specifications for this rider. Monthly rider charges are discussed later in this rider. All the provisions of this policy apply to this rider, except for those that are inconsistent with this rider. This rider is in force from its Rider Issue Date or, if later, the date the first premium under this policy is paid.

Rider Benefit
While this rider is in force, the Face Amount of this policy can be increased during each Option Period. Evidence of insurability will not be required to elect any Face Amount increase under this rider.

If the Face Amount is not increased during an Option Period, the right to increase during that Option Period is lost. However, the right to increase during each later Option Period will not be affected.

Option Periods	An Option Period is a period of time during which an increase in the Face Amount can be elected. An Option Period can be a Regular Option Period or a Substitute Option Period.

A Regular Option Period is based on a Regular Option Date. The Regular Option Dates are the Policy Anniversary Dates on which the Insured’s Attained Age becomes 25, 28, 31, 34, 37, 40, 43, and 46. If the Insured’s Attained Age equals or exceeds any of these ages when this rider is made a part of this policy, there will be no Regular Option Dates for those ages.

Example:  The Insured’s Attained Age is 27 when this rider is attached to the policy. The Regular Option Dates available are Policy Anniversary Dates for Attained Ages 28, 31, 34, 37, 40, 43, and 46. If, instead, the Insured’s Attained Age at attachment is 28, the Regular Option Dates are Policy Anniversary Dates for Attained Ages 31, 34, 37, 40, 43, and 46.

Each Regular Option Period begins 30 days before a Regular Option Date; it ends 30 days after that Date. So the last Regular Option Period ends 30 days after the Policy Anniversary Date on which the Insured’s Attained Age becomes 46.

A Substitute Option Period is the 91-day period beginning on the date any of the following events occurs:
• Marriage of the Insured;
• Birth of a child of the Insured; or
• Legal adoption of a child by the Insured.

A Substitute Option Period begins only if the event occurs while this rider is in force and there is a right to increase during the next Regular Option Period. If an increase is elected during a Substitute Option Period, then the right under this rider to increase again during the next Regular Option Period is lost. However, the right to increase during each later Regular Option Period will not be affected.

Example:  You have the right to increase during the next Regular Option Period, which ends June 10th of next year. A child of the Insured is born today, starting a Substitute Option Period. If you elect an increase during this Substitute Option Period, you will not have the right to increase again until after June 10th of next year.

Electing An	A written application will be required to elect an increase in the Face Amount.

Increase
However, evidence of insurability will not be required. If there is no policy debt, the account value of the policy must be sufficient to cover the monthly charges for the policy with the increase, or a premium payment will be needed for the increase. If there is policy debt, the net surrender value must be sufficient to cover the monthly charges for the policy with the increase, or a premium payment will be needed for the increase.

The completed application and any premium payment needed for the increase must be received at our Administrative Office by the end of the Option Period. If the Option Period is a Substitute Option Period, we also require proof, satisfactory to us, of marriage, birth, or adoption. The increase will become effective on the policy Monthly Charge Date that is on, or precedes, the date all these requirements are met.

Monthly insurance charges for any increase elected under this rider will be deducted from the account value of the policy starting on the effective date of the increase. These charges will be based on the rates then in effect for the risk class shown in the Policy Specifications for this rider.

Amount Of Increase
The amount of each increase elected under this rider must be within the following limits. The amount must not be less than the Minimum Option Amount; and the amount must not exceed the Rider Option Amount in effect on the Policy Anniversary Date preceding the start of the Option Period. The Minimum Option Amount and the current Rider Option Amount are shown in the Policy Specifications for this rider.

There is an exception to the maximum amount of an increase elected during a Substitute Option Period in the case of a multiple birth or adoption. In this case, the maximum amount of the increase is the Rider Option Amount multiplied by the number of children born of the same pregnancy, or adopted, during that Substitute Option Period. In no event, however, will the maximum amount exceed triple the Rider Option Amount.

Changing The Rider Option Amount	While this rider is in force and the Insured is living, the Rider Option Amount may be changed subject to the terms of this provision.

The Rider Option Amount may be increased up to, and including, the Policy Anniversary Date on which the Insured’s Attained Age becomes 40. To increase the Rider Option Amount, we must receive a written application and evidence of insurability satisfactory to us. Unless the account value of the policy is sufficient to cover the monthly charges for the policy with the increase, a premium payment will be needed prior to the increase becoming effective.

The Rider Option Amount is subject to a maximum limit. It cannot exceed $125,000 or, if less, two times the Face Amount of the policy on the effective date of an increase in the Rider Option Amount. The increase will be effective on the Monthly Charge Date that is on or precedes the date all the requirements to increase the Rider Option Amount are met. Monthly rider charges for the increase will be deducted from the account value of the policy starting on that effective date. These charges will be based on the rates then in effect for the risk class shown in the Policy Specifications for this rider.

The Rider Option Amount may be decreased by the Owner’s written request. However, it may not be reduced to an amount less than the Minimum Option Amount shown in the Policy Specifications for this rider. A decrease in the Rider Option Amount will be effective on the Monthly Charge Date that is on, or precedes, the date we receive the written request.

Rider Charges
Each month while this rider is in force, the rider charge equals the Rider Option Amount, divided by 1,000, then multiplied by the Monthly Rider Charge Rate. This Rate is shown in the Policy Specifications for this rider.

Guaranteed Death Benefit Rider	This factor is taken from the Guaranteed Death Benefit Measure on each Monthly Charge Date while this rider is in force. Each month while this rider is in force, the

Factor
Guaranteed Death Benefit rider factor equals the Rider Option Amount, divided by 1,000, then multiplied by the Guaranteed Death Benefit Monthly Rider Factor. This factor is shown in the Policy Specifications for this rider. See the Guaranteed Death Benefit Measure provision in Part 4 of this policy.

Rider Premium Expense Factor
The Rider Premium Expense Factor is shown in the Policy Specifications for this rider. It is used to determine the premium expense charge and the net premium. See the Net Premium provision in Part 2 of this policy.

While this rider is in force, premium payments made on this policy will be allocated to each segment of the policy Face Amount and to any benefit rider this policy has, including this rider. This allocation will be made on a pro rata basis using the Premium Expense Factor for each segment of the policy Face Amount, the Rider Premium Expense Factor for each rider, and the Rider Premium Expense Factors for any increases in each rider.

Contestability
We can bring legal action to contest the validity of this rider for any material misrepresentation of a fact made in the application for this rider. However, we cannot, in the absence of fraud, contest the validity of this rider after it has been in force during the lifetime of the Insured for two years after its Rider Issue Date. The Rider Issue Date is shown in the Policy Specifications for this rider. The contestable period for any increase in the Rider Option Amount will be measured from the effective date of that increase.

The two-year contestable period for any Face Amount increase elected under this rider begins:

• On the Rider Issue Date, for the amount of any Face Amount increase applicable to the initial Rider Option Amount; and
• On the effective date of any increase in the Rider Option Amount, for the amount of any Face Amount increase applicable to that Rider Option Amount increase.

Suicide
If the Insured commits suicide, while sane or insane, during the two-year suicide period (discussed later in this provision) for any Face Amount increase(s) elected under this rider, we will pay a limited death benefit to the beneficiary. In this case, the limited death benefit will be a refund of the monthly insurance charges deducted for the increase(s) from the account value of the policy. However, there will be no separate refund under this rider if a refund is payable under the policy Death By Suicide provision due to suicide within two years after the policy Issue Date.

The two-year suicide period for any Face Amount increase elected under this rider begins:

• On the Rider Issue Date, for the amount of any Face Amount increase applicable to the initial Rider Option Amount; and
• On the effective date of any increase in the Rider Option Amount, for the amount of any Face Amount increase applicable to that Rider Option Amount increase.

Termination Of This Rider
While monthly charges for this rider are being deducted from the account value of this policy, this rider will continue in force to, but not including, the last day of the last Regular Option Period. However, this rider will end automatically before that date at the time any of the following occurs:

• Election of the last Face Amount increase that may be elected under this rider;
• Change of this policy to a different policy on which this rider is not available; or
• Termination of this policy for any other reason.

Cancellation Of This Rider	This rider may be cancelled by the Owner’s written request. Such cancellation will take effect on the policy Monthly Charge Date that is on, or precedes, the date we receive the written request.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

ABC	ABC
PRESIDENT	SECRETARY

Waiver Of Monthly Charges Rider

This rider provides a benefit if the Insured becomes totally disabled. We discuss this rider, and the rules that apply to it, in the provisions that follow.

Rider Part Of The Policy
This rider is made a part of this policy as of its Rider Issue Date, in return for the application for this rider and the payment of monthly rider charges. The Rider Issue Date is shown in the Policy Specifications for this rider. Monthly rider charges are discussed later in this rider. All the provisions of this policy apply to this rider, except for those that are inconsistent with this rider. This rider is in force from its Rider Issue Date or, if later, the date the first premium under this policy is paid.

Rider Benefit
This rider provides a benefit if the Insured becomes totally disabled. We will waive—that is, not deduct from the account value of the policy—the monthly charges for the policy due on specific Monthly Charge Dates.

The amount of rider benefit that is allocated to the Guaranteed Principal Account will also be reflected in the Guaranteed Death Benefit Measure. However, if the rider benefit allocated to the Guaranteed Principle Account is less than the Guaranteed Death Benefit Monthly Rider Factors applicable to any policy month, the policy’s Guaranteed Death Benefit Monthly Factors will be added to the Guaranteed Death Benefit Measure on that Monthly Charge Date.

This benefit will be provided after the Insured has been totally disabled for four continuous months or longer and all conditions of this rider are met. Subject to the other provisions of this rider, the Monthly Charge Dates for which this benefit will be provided are:

• Any Monthly Charge Date (except the Rider Date) during the first four months of the Insured’s total disability; and
• Any Monthly Charge Date thereafter during the continuance of total disability but before the Insured’s Attained Age reaches 65; and
• All Monthly Charge Dates thereafter, if total disability begins before Attained Age 60 and continues to Attained Age 65.

For any of these Monthly Charge Dates that have already passed at the time a claim is approved, the account value of this policy will be adjusted to reflect provision of these monthly benefits. We will not refund any premiums paid during the time we are approving a claim. The Rider Date is shown in the Policy Specifications for this rider.

If there is any policy debt while the Insured is totally disabled, the allowance of benefits under this rider does not guarantee that this policy will continue in force.

When Benefits End	The benefits under this rider will end when any of the following occurs:

• The Insured is no longer totally disabled; or
• Satisfactory proof of continued total disability is not given to us as required; or
• The Insured refuses or fails to have an examination we require; or
• The day before the Insured’s Attained Age becomes 65, if total disability began when the Insured’s Attained Age was 60 or older.

Exclusions	This rider does not provide any benefit for:

• Any Monthly Charge Date before the Insured’s Attained Age 5;
• Total disability directly caused by any willfully and intentionally self-inflicted injury; or

•       Total disability caused by war while the Insured is in the military forces of any country at war or in any civilian noncombatant unit serving with those forces. “War” includes undeclared war and any act of war. “Country” includes any international organization or group of countries.

Limitation On Right To Increase Face Amount
Each increase in the Face Amount of the policy may cause an increase in the benefit amount for this rider. In certain cases, however, benefits under this rider cannot be increased. In those cases, we have the right to refuse an increase in the Face Amount. Those cases are:

• The rider benefits after the increase would exceed our published limits for such benefits;
• The Insured does not meet our underwriting requirements for the additional rider benefits; and
• A higher rating would apply to the additional rider benefits than to the existing benefits.

This limitation does not apply to any increase under the policy not requiring evidence of insurability.

Total Disability	Total disability is the incapacity of the Insured that:

• Is caused by sickness or injury; and
• Begins while this rider is in force; and
• For the first 24 months of any period of total disability, prevents the Insured from performing, for compensation, wage or profit, substantially all the duties of the Insured’s occupation; and
• After total disability has continued for 24 months, prevents the Insured from engaging, for compensation, wage or profit, in any occupation the Insured is or may become qualified to perform.

For the first 24 months of any period of total disability, the Insured’s occupation is the Insured’s usual work, employment, business, or profession at the time total disability began. After total disability has continued for 24 months, any occupation the Insured is or may become qualified to perform means any work, employment, business, or profession the Insured is reasonably qualified to do based on education, training, or experience. Until the Insured reaches an age at which formal education may be legally ended, occupation means attendance at school.

Example:  You are a full-time surgeon. You receive an injury to your hands that prevents you from performing surgery, but you can carry on a general medical practice. For the first 24 months, your occupation is surgeon. After that time, your occupation will be any that you are reasonably qualified to do based on your education, training, or experience. Since you can carry on a general medical practice, we would no longer consider you to be totally disabled.

For some conditions, we consider the Insured to be totally disabled even if the Insured is able to work. These conditions are the total loss of sight of both eyes, or the total loss of use of both hands, or both feet, or one hand and one foot. Any of these will be total disability as long as the loss continues.

Recurrent Disabilities
Periods of recurrent disability may not be used to satisfy the requirements of the 4 month waiting period. After the initial 4 month waiting period has been satisfied a period of total disability following an earlier period of total disability that was due to the same, or a related, condition may be considered to be a continuation of the earlier period. This depends on how much time passed from the end of the earlier period to the beginning of the current one. If less than 6 months have passed, we will consider it to be a continuation of the earlier period. If 6 months or more have passed, we will consider it to be a new period of disability.

Example:  You were totally disabled for 10 months because of a severe knee injury. Two weeks after you recover, your knee fails and you are totally disabledagain. We consider this to be a continuation of the earlier period of total disability.

Notice Of Claim
Notice of claim means written notice that the Insured is totally disabled and that a claim may be made under this rider. We require that this notice identify the Insured. Notice given by or for the Owner shall be notice of claim.

However, there are two time limits for giving notice of claim. First, no benefit will be considered unless notice is given to us while the Insured is living and during the continuance of total disability. Second, if notice is given more than one policy year from the Monthly Charge Date on which charges would have first been waived due to the Insured’s total disability, we will only provide a benefit for the twelve Monthly Charge Dates that immediately precede the date notice is given to us. However, there is an exception to each of these time limits. If it was not reasonably possible to give us notice of claim while the Insured was living and within the same time limits, the delay will not reduce the benefit if notice is given as soon as reasonably possible.

Proof Of Claim
Before any benefit is allowed, proof of claim must be given to us at our Administrative Office. Proof may be given by or for the Owner. Proof of claim includes written proof from a licensed medical practitioner, other than the Insured or an Insured’s family member satisfactory to us, that:

• The Insured is totally disabled; and
• Total disability began while this rider was in force; and
• Total disability began before the Insured’s Attained Age 65; and
• Total disability has continued for four months.

We have forms that are to be used to make a claim. They will be sent promptly upon request. As part of the proof of claim, we have the right to require an examination of the Insured at our expense by a physician chosen by us.

When Proof Of Claim Must Be Furnished
Proof of claim must be received at our Administrative Office within one year after the notice of claim was given to us. However, if it was not reasonably possible to give us proof of claim on time, the delay will not reduce the benefit if proof is given as soon as reasonably possible.

Proof Of Continued Disability
During the first two years after proof of claim is received, we may require satisfactory proof of continued disability at reasonable intervals. After two years, we may require proof not more than once a year. As part of this proof, we have the right to require an examination of the Insured at our expense by a physician chosen by us.

Proof of continued disability will not be required once the Insured has become Attained Age 65 if total disability began before the Insured was Attained Age 60.

Rider Charges
Each month while this rider is in force, the rider charge equals the Waiver Charge Rate for the Insured’s Attained Age multiplied by the sum of the policy monthly charges for the month excluding the rider charge for this rider. The Waiver Charge Rates are shown in the Policy Specifications for this rider.

Guaranteed Death Benefit Rider Factor
This factor is taken from the Guaranteed Death Benefit Measure on each Monthly Charge Date while this rider is in force. Each month while this rider is in force the Guaranteed Death Benefit rider factor equals the Waiver Factor for the Insured’s Attained Age multiplied by the sum of the Guaranteed Death Benefit Monthly Factors for the month, excluding the factor for this rider. The Waiver Factors are shown in the Policy Specifications for this rider. See the Guaranteed Death Benefit Measure provision in Part 4 of this policy.

Rider Premium Expense Factor
The Rider Premium Expense Factor is shown in the Policy Specifications for this rider. It is used to determine the premium expense charge and the net premium. See the Net Premium provision in Part 2 of the policy.

While this rider is in force, premium payments made on this policy will be allocated to each segment of the policy Face Amount and to any benefit rider this policy has, including this rider. This allocation will be made on a pro rata basis using the Premium Expense Factor for each segment of the policy Face Amount, the Rider Premium Expense Factor for each rider, and the Rider Premium Expense Factors for any increases in each rider.

Contestability
We can bring legal action to contest the validity of this rider for any material misrepresentation of a fact made in the application for this rider. However, we cannot, in the absence of fraud, contest the validity of this rider after it has been in force during the lifetime of the Insured and without the occurrence of total disability for two years after its Rider Issue Date. The Rider Issue Date is shown in the Policy Specifications for this rider.

Termination Of This Rider
While monthly charges for this rider are being deducted from the account value of this policy, this rider will continue in force to, but not including, the Policy Anniversary Date on which the Insured’s Attained Age becomes 65. However, any benefits under this rider for which the Insured qualified before termination may be claimed after termination as specified in the Notice Of Claim provision.

Cancellation Of This Rider	This rider may be cancelled by the Owner’s written request. Such cancellation will take effect on the policy Monthly Charge Date that is on, or precedes, the date we receive the written request.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

ABC	ABC
PRESIDENT	SECRETARY

Waiver Of Specified Premium Rider

This rider provides a benefit if the Insured becomes totally disabled. We discuss this rider, and the rules that apply to it, in the provisions that follow.

Rider Part Of The Policy
This rider is made a part of this policy as of its Rider Issue Date, in return for the application for this rider and the payment of monthly rider charges. The Rider Issue Date is shown in the Policy Specifications for this rider. Monthly rider charges are discussed later in this rider. All the provisions of this policy apply to this rider, except for those that are inconsistent with this rider. This rider is in force from its Rider Issue Date or, if later, the date the first premium under this policy is paid.

Rider Benefit	This rider provides a benefit if the Insured becomes totally disabled. We will credit to the account value the greater of:

• The Specified Monthly Premium shown in the Policy Specifications for this rider; and
• The monthly charges for the policy.

This benefit will be treated as a Net Premium subject to the terms of this policy. The amount of rider benefit that is allocated to the Guaranteed Principal Account will also be reflected in the Guaranteed Death Benefit Measure. However, if the rider benefit allocated to the Guaranteed Principle Account is less than the Guaranteed Death Benefit Monthly Rider Factors applicable to any policy month, the policy’s Guaranteed Death Benefit Monthly Factors will be added to the Guaranteed Death Benefit Measure on that Monthly Charge Date.

This benefit will be provided after the Insured has been totally disabled for four continuous months or longer and all conditions of this rider are met. Subject to the other provisions of this rider, the Monthly Charge Dates for which this benefit will be provided are:

• Any Monthly Charge Date (except the Rider Date) during the first four months of the Insured’s total disability; and
• Any Monthly Charge Date thereafter during the continuance of total disability but before the Insured’s Attained Age reaches 65.

If total disability begins before Attained Age 60 and continues to Attained Age 65 the rider benefit after Attained Age 65 will be the monthly charges for this policy.

For any of these Monthly Charge Dates that have already passed at the time a claim is approved, the account value of this policy will be adjusted to reflect provision of these monthly benefits. We will not refund any premiums paid during the time we are approving a claim. The Rider Date is shown in the Policy Specifications for this rider.

If there is any policy debt while the Insured is totally disabled, the allowance of benefits under this rider does not guarantee that this policy will continue in force.

When Benefits End	The benefits under this rider will end when any of the following occurs:

• The Insured is no longer totally disabled; or
• Satisfactory proof of continued total disability is not given to us as required; or
• The Insured refuses or fails to have an examination we require; or
• The day before the Insured’s Attained Age becomes 65 if total disability began when the Insured’s Attained Age was 60 or older.

Exclusions	This rider does not provide any benefit for:

• Any Monthly Charge Date before the Insured’s Attained Age 5;
• Total disability directly caused by any willfully and intentionally self-inflicted injury; or

•       Total disability caused by war while the Insured is in the military forces of any country at war or in any civilian noncombatant unit serving with those forces. “War” includes undeclared war and any act of war. “Country” includes any international organization or group of countries.

Limitation On Right To Increase Face Amount
Each increase in the Face Amount of the policy may cause an increase in the benefit amount for this rider. In certain cases, however, benefits under this rider cannot be increased. In those cases, we have the right to refuse an increase in the Face Amount. Those cases are:

• The rider benefits after the increase would exceed our published limits for such benefits;
• The Insured does not meet our underwriting requirements for the additional rider benefits; and
• A higher rating would apply to the additional rider benefits than to the existing benefits.

This limitation does not apply to any increase under the policy not requiring evidence of insurability.

Total Disability	Total disability is the incapacity of the Insured that:

• Is caused by sickness or injury; and
• Begins while this rider is in force; and
• For the first 24 months of any period of total disability, prevents the Insured from performing, for compensation, wage or profit, substantially all the duties of the Insured’s occupation; and
• After total disability has continued for 24 months, prevents the Insured from engaging, for compensation, wage or profit, in any occupation the Insured is or may become qualified to perform.

For the first 24 months of any period of total disability, the Insured’s occupation is the Insured’s usual work, employment, business, or profession at the time total disability began. After total disability has continued for 24 months, any occupation the Insured is or may become qualified to perform means any work, employment, business, or profession the Insured is reasonably qualified to do based on education, training, or experience. Until the Insured reaches an age at which formal education may be legally ended, occupation means attendance at school.

Example:  You are a full-time surgeon. You receive an injury to your hands that prevents you from performing surgery, but you can carry on a general medical practice. For the first 24 months, your occupation is surgeon. After that time, your occupation will be any that you are reasonably qualified to do based on your education, training, or experience. Since you can carry on a general medical practice, we would no longer consider you to be totally disabled.

For some conditions, we consider the Insured to be totally disabled even if the Insured is able to work. These conditions are the total loss of sight of both eyes, or the total loss of use of both hands, or both feet, or one hand and one foot. Any of these will be total disability as long as the loss continues.

Recurrent Disabilities
Periods of recurrent disability may not be used to satisfy the requirements of the 4 month waiting period. After the initial 4 month waiting period has been satisfied a period of total disability following an earlier period of total disability that was due to the same, or a related, condition may be considered to be a continuation of the earlier period. This depends on how much time passed from the end of the earlier period to the beginning of the current one. If less than 6 months have passed, we will consider it to be a continuation of the earlier period. If 6 months or more have passed, we will consider it to be a new period of disability.

Example:  You  were totally disabled for 10 months because of a severe knee injury. Two weeks after you recover, your knee fails and you are totally disabled again. We consider this to be a continuation of the earlier period of total disability.

Notice Of Claim
Notice of claim means written notice that the Insured is totally disabled and that a claim may be made under this rider. We require that this notice identify the Insured. Notice given by or for the Owner shall be notice of claim.

However, there are two time limits for giving notice of claim. First, no benefit will be considered unless notice is given to us while the Insured is living and during the continuance of total disability. Second, if notice is given more than one policy year from the Monthly Charge Date on which charges would have first been waived due to the Insured’s total disability, we will only provide a benefit for the twelve Monthly Charge Dates that immediately precede the date notice is given to us. However, there is an exception to each of these time limits. If it was not reasonably possible to give us notice of claim while the Insured was living and within the same time limits, the delay will not reduce the benefit if notice is given as soon as reasonably possible.

Proof Of Claim
Before any benefit is allowed, proof of claim must be given to us at our Administrative Office. Proof may be given by or for the Owner. Proof of claim includes written proof from a licensed medical practitioner, other than the Insured or an Insured’s family member satisfactory to us, that:

• The Insured is totally disabled; and
• Total disability began while this rider was in force; and
• Total disability began before the Insured’s Attained Age 65; and
• Total disability has continued for four months.

We have forms that are to be used to make a claim. They will be sent promptly upon request. As part of the proof of claim, we have the right to require an examination of the Insured at our expense by a physician chosen by us.

When Proof Of Claim Must Be Furnished
Proof of claim must be received at our Administrative Office within one year after the notice of claim was given to us. However, if it was not reasonably possible to give us proof of claim on time, the delay will not reduce the benefit if proof is given as soon as reasonably possible.

Proof Of Continued Disability
During the first two years after proof of claim is received, we may require satisfactory proof of continued disability at reasonable intervals. After two years, we may require proof not more than once a year. As part of this proof, we have the right to require an examination of the Insured at our expense by a physician chosen by us.

Proof of continued disability will not be required once the Insured has become Attained Age 65 if total disability began before the Insured was Attained Age 60.

Rider Charges
Each month while this rider is in force, if the rider benefit is the monthly charges, the rider charge equals the Waiver Charge Rate for the Insured’s Attained Age multiplied by the sum of the policy monthly charges for the month excluding the rider charge for this rider. The Waiver Charge Rates are shown in the Policy Specifications for this rider.

Each month while this rider is in force, if the rider benefit is the Specified Monthly Premium, the rider charge is equal to the Specified Monthly Premium for that month multiplied by the Specified Benefit Charge Rate for the Insured’s attained age. The Specified Benefit Charge Rates are shown in the Policy Specifications for this rider.

Guaranteed Death Benefit Rider Factor
This factor is taken from the Guaranteed Death Benefit Measure on each Monthly Charge Date while this rider is in force. Each month while this rider is in force if the sum of the Guaranteed Death Benefit Monthly Factors, excluding the factor for this rider, is greater than the Specified Monthly Premium, then the Guaranteed Death Benefit Monthly

Rider Factor is equal to the Waiver Factor for the Insured’s Attained Age multiplied by the sum of the Guaranteed Death Benefit Monthly Factors for the month, excluding the factor for this rider. The Waiver Factors are shown in the Policy Specifications for this rider. See the Guaranteed Death Benefit Measure provision in Part 4 of this policy.

Each month while this rider is in force if the sum of the Guaranteed Death Benefit Monthly Factors excluding the factor for this rider, is less than or equal to the Specified Monthly Premium, then the Guaranteed Death Benefit Monthly Rider Factor is equal to the Specified Monthly Premium for that month multiplied by the Specified Benefit Factor for the Insured’s Attained Age. The Specified Benefit Factors are shown in the Policy Specifications for this rider. See the Guaranteed Death Benefit Measure provision in Part 4 of the policy.

Rider Premium Expense Factor
The Rider Premium Expense Factor is shown in the Policy Specifications for this rider. It is used to determine the premium expense charge and the net premium. See the Net Premium provision in Part 2 of the policy.

While this rider is in force, premium payments made on this policy will be allocated to each segment of the policy Face Amount and to any benefit rider this policy has, including this rider. This allocation will be made on a pro rata basis using the Premium Expense Factor for each segment of the policy Face Amount, the Rider Premium Expense Factor for each rider, and the Rider Premium Expense Factors for any increases in each rider.

Contestability
We can bring legal action to contest the validity of this rider for any material misrepresentation of a fact made in the application for this rider. However, we cannot, in the absence of fraud, contest the validity of this rider after it has been in force during the lifetime of the Insured and without the occurrence of total disability for two years after its Rider Issue Date. The Rider Issue Date is shown in the Policy Specifications for this rider.

Termination Of This Rider
While monthly charges for this rider are being deducted from the account value of this policy, this rider will continue in force to, but not including, the Policy Anniversary Date on which the Insured’s Attained Age becomes 65. However, any benefits under this rider for which the Insured qualified before termination may be claimed after termination as specified in the Notice Of Claim provision.

Cancellation Of This Rider	This rider may be cancelled by the Owner’s written request. Such cancellation will take effect on the policy Monthly Charge Date that is on, or precedes, the date we receive the written request.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

ABC	ABC
PRESIDENT	SECRETARY

Massachusetts Mutual Life Insurance Company	Home Office: 1295 State Street Springfield, Massachusetts 01111-0001

Flexible Premium Adjustable Variable Life Insurance Policy

This Policy provides that:

A death benefit is payable when the Insured dies.
Within specified limits, flexible premiums may be paid during the Insured’s lifetime.
This policy is participating—Annual dividends may or may not be paid.

Notice Of Annual Meeting

The Insured is hereby notified that by virtue of this policy he or she is a member of Massachusetts Mutual Life Insurance Company and is entitled to vote either in person or by proxy at any and all meetings of said Company. The annual meetings are held at its Home Office, in Springfield, Massachusetts, on the second Wednesday in April of each year at 2 o’clock p.m.